                                                     EXHIBIT 4(a)
                                                     ------------

                                                 [EXECUTION COPY]


                          $500,000,000



              AMENDED AND RESTATED CREDIT AGREEMENT


                           dated as of


                        February 9, 1990,


                  as amended and restated as of


                        October 31, 1994


                              among


                OVERSEAS SHIPHOLDING GROUP, INC.,

                      OSG BULK SHIPS, INC.


                               and


                    OSG INTERNATIONAL, INC.,

                    THE BANKS LISTED HEREIN,

                         CITIBANK, N.A.,
                    as Administrative Agent,

                               and

           MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent

                            TABLE OF CONTENTS*

                                                                     Page

                                 ARTICLE I

                                DEFINITIONS

                    SECTION 1.01.  Definitions                          1
                    SECTION 1.02.  Accounting Terms and Determinations
                    26
                    SECTION 1.03.  Types of Borrowings                 27


                                ARTICLE II

                                THE CREDITS

                    SECTION 2.01.  Commitments to Lend                 27
                    SECTION 2.02.  Notice of Committed Borrowing       28
                    SECTION 2.03.  Money Market Borrowings             28
                    SECTION 2.04.  Notice to Banks; Funding of Loans   32
                    SECTION 2.05.  Notes                               34
                    SECTION 2.06.  Maturity of Loans                   35
                    SECTION 2.07.  Interest Rates                      35
                    SECTION 2.08.  Fees                                38
                    SECTION 2.09.  Optional Termination or Reduction of
                    Commitments                                        39
                    SECTION 2.10.  Scheduled Termination of Commitments       39
                    SECTION 2.11.  Optional Prepayments                39
                    SECTION 2.12.  General Provisions as to Payments   41
                    SECTION 2.13.  Funding Losses                      42
                    SECTION 2.14.  Computation of Interest and Fees    42
                    SECTION 2.15.  Regulation D Compensation           42
                    SECTION 2.16.  Judgment Currency                   43
                    SECTION 2.17.  Withholding Tax Exemption           44
                    SECTION 2.18.  Taxes                               46


                                ARTICLE III

                                CONDITIONS

                    SECTION 3.01.  Effectiveness                       47
                    SECTION 3.02.  Consequences of Effectiveness       50
                    SECTION 3.03.  Borrowings                          50
-------------
     *The Table of Contents is not a part of this Agreement.



                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

                    SECTION 4.01.  Corporate Existence and Power       51
                    SECTION 4.02.  Corporate and Governmental
                                   Authorization; No Contravention     51
                    SECTION 4.03.  Binding Effect                      52
                    SECTION 4.04.  Financial Information               52
                    SECTION 4.05.  Litigation                          53
                    SECTION 4.06.  Compliance with ERISA               53
                    SECTION 4.07.  Environmental Matters               54
                    SECTION 4.08.  Taxes                               54
                    SECTION 4.09.  Subsidiaries                        54
                    SECTION 4.10.  Not an Investment Company           54

                                 ARTICLE V

                                 COVENANTS

                    SECTION 5.01.  Information                         55
                    SECTION 5.02.  Payment of Obligations              60
                    SECTION 5.03.  Maintenance of Property; Insurance  60
                    SECTION 5.04.  Conduct of Business and Maintenance
                                   of Existence                        61
                    SECTION 5.05.  Compliance with Laws                63
                    SECTION 5.06.  Books and Records                   63
                    SECTION 5.07.  Negative Pledge; Minimum
                                   Unencumbered Assets to Unsecured
                                   Debt Ratio                          63
                    SECTION 5.08.  Company Debt                        66
                    SECTION 5.09.  Subsidiary Debt                     66
                    SECTION 5.10.  Consolidations, Mergers and Sales
                                   of Assets                           66
                    SECTION 5.11.  Use of Proceeds                     67
                    SECTION 5.12.  Security Interest                   67
                    SECTION 5.13.  Letters of Credit                   69
                    SECTION 5.14.  Ownership of OBS and OIN            71
                    SECTION 5.15.  Agent for Service of Process for
                                   OIN                                 71
                    SECTION 5.16.  Minimum Consolidated Working
                                   Capital                             72
                    SECTION 5.17.  Minimum Consolidated Tangible Net
                                   Worth                               72
                    SECTION 5.18.  Maximum Total Debt to Consolidated
                                   Tangible Net Worth Ratio            72
                    SECTION 5.19.  Minimum Liquid Cash Flow Coverage
                                   Ratio                               72
                    SECTION 5.20.  Maximum Investments in Joint
                                   Ventures                            72


                                ARTICLE VI

                                 DEFAULTS

                    SECTION 6.01.  Events of Default                   73
                    SECTION 6.02.  Notice of Default                   75


                                ARTICLE VII

                                THE AGENTS

                    SECTION 7.01.  Appointment and Authorization       75
                    SECTION 7.02.  Agents and Affiliates               76
                    SECTION 7.03.  Action by Agents                    76
                    SECTION 7.04.  Consultation with Experts           76
                    SECTION 7.05.  Liability of the Agents             76
                    SECTION 7.06.  Indemnification                     77
                    SECTION 7.07.  Credit Decision                     77
                    SECTION 7.08.  Successor Administrative Agent      77
                    SECTION 7.09.  Agents' Fees                        78


                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES

                    SECTION 8.01.  Basis for Determining Interest Rate
                                   Inadequate or Unfair                78
                    SECTION 8.02.  Illegality                          79
                    SECTION 8.03.  Increased Cost and Reduced Return   80
                    SECTION 8.04.  Base Rate Loans Substituted for
                                   Affected Fixed Rate Loans           82
                    SECTION 8.05.  Substitution of Bank                82


                                ARTICLE IX

                                 GUARANTY

                    SECTION 9.01.  The Guaranty                        83
                    SECTION 9.02.  Guaranty Unconditional              83
                    SECTION 9.03.  Discharge Only Upon Payment In
                                   Full; Reinstatement In Certain
                                   Circumstances                       84
                    SECTION 9.04.  Waiver by the Company               85
                    SECTION 9.05.  Waiver of Subrogation               85
                    SECTION 9.06.  Stay of Acceleration                85


                                 ARTICLE X

                               MISCELLANEOUS

                    SECTION 10.01.  Notices                         85
                    SECTION 10.02.  No Waivers                      86
                    SECTION 10.03.  Expenses; Documentary Taxes;
                                    Indemnification                 86
                    SECTION 10.04.  Amendments and Waivers          87
                    SECTION 10.05.  Successors and Assigns          87
                    SECTION 10.06.  Collateral                      90
                    SECTION 10.07.  Governing Law; Submission to
                                    Jurisdiction; Waiver of Jury
                                    Trial; Agent for Service of
                                    Process                         90
                    SECTION 10.08.  Counterparts; Integration       91
                    SECTION 10.09.  Certain Provisions of the
                                    Existing Agreement              91

Schedule 1   - Permitted Liens

Schedule 2   - Non-Recourse Subsidiaries

Pricing Schedule

Exhibit A    - Note

Exhibit B-1  - Money Market Quote Request

Exhibit B-2  - Invitation for Money Market Quotes

Exhibit B-3  - Money Market Quote

Exhibit C-1  - Opinion of Proskauer Rose Goetz & Mendelsohn,
               special counsel for the Borrowers

Exhibit C-2  - Opinion of Samuel M. Rosenbloom, Esq., Senior Vice
               President of MOC and Counsel for the Borrowers

Exhibit C-3  - Opinion of Davis Polk & Wardwell, special counsel for the Agents

Exhibit D    - Assignment and Assumption Agreement

Exhibit E    - Form of Acceptance of Appointment as Agent for
               Service of Process

Exhibit F    - Administrative Questionnaire

Exhibit G    - Form of Reimbursement Agreement

              AMENDED AND RESTATED CREDIT AGREEMENT


          AGREEMENT dated as of February 9, 1990, as amended and restated as of October 31, 1994, among OVERSEAS SHIPHOLDING GROUP, INC., OSG BULK SHIPS, INC. and OSG INTERNATIONAL, INC., the CO-ARRANGERS and the other BANKS party hereto, CITIBANK, N.A., as Administrative Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent.

          WHEREAS, Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc., certain banks, Citibank, N.A., as manager and administrative agent, and The Chase Manhattan Bank (National Association), as co-manager, are parties to a Credit Agreement dated as of February 9, 1990, as amended prior to October 31, 1994 (the "Existing Agreement"); and

          WHEREAS, the parties hereto desire to amend the Existing Agreement as set forth herein;

          NOW, THEREFORE, the parties hereto agree that, upon satisfaction of the conditions set forth in Section 3.01 below, the Existing Agreement will be amended and restated to read in full as follows:


                         ARTICLE I

                        DEFINITIONS

          SECTION 1.01.  DEFINITIONS.  The following terms, as
used herein, have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money
Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "Adjusted CD Rate" has the meaning set forth in Section
2.07(b).

          "Administrative Agent" means Citibank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire, substantially in the form of Exhibit F hereto, submitted to the Administrative Agent
(with a copy to the Company) duly completed by such Bank.

          "Affiliate" means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls such Person (a "Controlling Person") or
(ii) any Person (other than such Person or a Subsidiary of such Person) which is Controlled by or is under common Control with a Controlling Person.

          "Agents" means the Administrative Agent and the Documentation Agent, and "Agent" means either of them.

          "Agreement" means, when used with reference to this Agreement, the Credit Agreement dated as of February 9, 1990 among Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc., the banks listed therein, Citibank, N.A., as manager and administrative agent, and The Chase Manhattan Bank (National Association), as co-manager, as amended from time to time, including, with reference to any time on or after the Amendment Effective Date, the Amended Agreement.

          "Amended Agreement" means the Existing Agreement, as amended and restated as of October 31, 1994 by this Amended
Agreement, and as further amended from time to time after the Amendment Effective Date.

          "Amendment Effective Date" means the date this Amended
Agreement becomes effective in accordance with Section 3.01.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending
Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money
Market Loans, its Money Market Lending Office.

          "Assessment Rate" has the meaning set forth in Section
2.07(b).

          "Assignee" means a bank or other financial institution
(including, without limitation, a Bank) to which any Bank assigns all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes in accordance with
Section 2.17(c), 8.05 or 10.05(c).

          "Assignment and Assumption Agreement" has the meaning set forth in Section 2.17(c).

          "Attributable Debt" has the meaning set forth in Note Agreement dated as of March 1, 1992 among the Borrower and the Purchasers named in Schedule I thereto, without regard to any amendments or supplements thereto or waivers of compliance with any provision thereof, PROVIDED that the definition of the term "Sale and Leaseback Transaction" shall have the meaning set forth in this Section 1.01.

          "Bank" means each Co-arranger and other bank listed on the signature pages of this Amended Agreement, each Assignee which becomes a Bank after the Amendment Effective Date pursuant to Section 2.17(c), 8.05 or 10.05(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/4 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan pursuant to the applicable Notice of Committed Borrowing or Article VIII.

          "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 (or any successor rule) promulgated by the Securities and Exchange Commission under the Exchange Act.

          "Borrower" means any of the Company, OBS or OIN, as the context may require, and "Borrowers" means all of the foregoing.

          "Borrowing" has the meaning set forth in Section 1.03.

          "Capital Construction Funds" means, for any period, the aggregate amount on deposit in capital construction funds established and maintained pursuant to agreements with the Secretary of Transportation in accordance with Section 1177 of the Merchant Marine Act, 1936, as amended, 46 U.S.C. Appx.
Section 1177, for the account of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) as of the last day of such period, as the same is reflected in a consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) as of such date.

          "Cash" means (i) for purposes of the definition of "Liquid Cash Flow Coverage Ratio", with respect to the Company for any period, the aggregate amount of cash, including interest-bearing deposits with maturities of less than one year, held by the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) on the last day of such period, as the same is reflected in a consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) as of such last day and (ii) for purposes of the definition of "Quick Assets", with respect to any Guaranteed Person as of any date, the aggregate amount of cash, including interest-bearing deposits with maturities of less than one year, held by such Guaranteed Person on such date, as the same is (or would be) reflected in a balance sheet of such Guaranteed Person as of such date.

          "CD Base Rate" has the meaning set forth in Section
2.07(b).

          "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan pursuant to the applicable Notice of Committed
Borrowing.

          "CD Margin" has the meaning set forth in Section
2.07(b).

          "CD Reference Banks" means The Chase Manhattan Bank
(National Association), Citibank, N.A. and Morgan Guaranty Trust
Company of New York.

          "Co-arrangers" means each Bank identified as a "Co-arranger" on the signature pages of this Amended Agreement, so long as such Bank remains a Bank hereunder, and their respective successors; PROVIDED, HOWEVER, that such term shall not include any Assignee of any of the foregoing.

          "Collateral" has the meaning set forth in Section
5.12(a).

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages of this Amended Agreement, as such amount may be increased from time to time pursuant to Sections 2.17(c), 8.05 and 10.05(c) or any combination thereof or reduced from time to time pursuant to Sections 2.09 and 2.10.

          "Committed Loan" means a loan to be made by a Bank pursuant to Section 2.01.

          "Company" means Overseas Shipholding Group, Inc., a
Delaware corporation, and its successors.

          "Company's 1993 Form 10-K" means the Company's annual report on Form 10-K for 1993 (including any information incorporated by reference therein), all as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

          "Consolidated Defined Assets" has the meaning set forth in Section 5.04.

          "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period, as the same is reflected in a consolidated statement of income and retained earnings of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period; PROVIDED that, for purposes of this Agreement, Consolidated Net Income shall never be less than zero for any period.

          "Consolidated Net Tangible Assets" has the meaning set forth in Section 5.20.

          "Consolidated Subsidiary" means, with respect to any Person at any date, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Net Worth" means at any date the consolidated total common stockholders' equity of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries), as the same is reflected in the consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries), LESS their consolidated Intangible Assets, all determined as of such date; PROVIDED that Consolidated Tangible Net Worth at any date shall be reduced by the amount, if any, by which the aggregate amount of cash and cash equivalents subject to any Lien permitted under Section 5.07(a)(viii) on such date exceeds 5% of Consolidated Tangible Net Worth as of such date, determined without reference to this proviso.

          "Consolidated Working Capital" means at any date the amount by which Total Current Assets exceeds Total Current
Liabilities as of such date.

          "Continuing Director" means a member of the Company's board of directors who (i) is a member of such board as of October 31, 1994 or (ii) was nominated or appointed to fill a vacancy by the board of directors of the Company, PROVIDED that at the time of such nomination or appointment a majority of (i) the board of directors of the Company shall be Continuing Directors and (ii) the directors voting in favor of such nomination or appointment shall be Continuing Directors.

          "Control" means, for purposes of the definitions of "Affiliate", "Parent" and "Uncontrolled Joint Venture", with respect to any Person, possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of the aforesaid definitions, the term "Control" used as a verb has a corresponding meaning.

          "Corporate Tax Rate" means, for any period, the highest marginal rate of federal income tax which could be applicable to the Company as of the last day of such period, expressed as a decimal.

          "current liabilities" of any Borrower as of any date shall not, for purposes of the definitions of "Total Current Debt" and "Total Current Liabilities", include any Loans hereunder to such Borrower, except Loans (or portions thereof) to such Borrower which would be classified under generally accepted accounting principles as current liabilities as a result of
Section 2.10, 2.11 or 6.01 (i.e., with respect to Section 2.11 and as a result of any irrevocable notice of prepayment given pursuant thereto, an aggregate principal amount of Loans to such Borrower equal to the principal amount of Loans to such Borrower which, measured as of such date, will become due and payable pursuant to such Section within one year from such date shall be treated as current liabilities of such Borrower as of such date to the extent that the same would be treated as such under generally accepted accounting principles).

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or which may be paid under a letter of credit, letter of guarantee or similar instrument, such obligations to constitute Debt (x) in the case of any such obligation of the Company or any Subsidiary of the Company in respect of a letter of credit, letter of guarantee or similar instrument issued solely to support an obligation of the Company or any Subsidiary of the Company which obligation does not constitute Debt hereunder, on the date that a drawing is made under such letter of credit, letter of guarantee or similar instrument if the bank or other Person issuing such letter of credit, letter of guarantee or similar instrument shall not have been reimbursed therefor on such date, (y) in all other cases (except as provided in clause (z) below), at the time at which such bank or other Person is committed (whether or not such commitment is subject to any conditions) to issue, or has issued, such letter of credit, letter of guarantee or similar instrument and (z) notwithstanding any other provision herein to the contrary, for purposes of (I)
Section 5.07(a), the term "Debt" shall include all contingent obligations to reimburse any bank or other Person in respect of amounts paid or which may be paid under a letter of credit, letter of guarantee or similar instrument and (II) the definitions of "Material Debt" and "Material Financial Obligations", the term "Debt" shall include all contingent obligations referred to in clause (I) above, but only if the relevant letter of credit, letter of guarantee or similar instrument has been actually issued (as opposed to only the issuance of a commitment to issue the same), (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person. For purposes of this Agreement, at any date, neither Debt of the Company owed on such date to any Subsidiary of the Company nor Debt of any Subsidiary of the Company owed to the Company or any other Subsidiary of the Company on such date shall be considered to be Debt of the Company or such Subsidiary, as the case may be.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Documentation Agent" means Morgan Guaranty Trust
Company of New York, in its capacity as documentation agent for the Banks hereunder, and its successors in such capacity.

          "Dollars" and the sign "$" mean lawful money of the United States of America.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New
York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent; PROVIDED that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

          "Domestic Tax" means, with respect to any Bank, a Tax that is not a Foreign Tax with respect to it.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions binding on any Borrower or to which any asset of any Borrower is subject, regulations, ordinances, rules, judgments, orders, decrees, plans or injunctions binding on any Borrower or to which any asset of any Borrower is subject, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, or any successor statute and the regulations promulgated and the rulings issued thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which any member of the ERISA Group is a member and which is under common control within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Group" means the Company and those of its Subsidiaries whose financial statements are from time to time consolidated with the Company, in accordance with generally accepted accounting principles.

          "Euro-Dollar Business Day" means any Domestic Business
Day on which commercial banks are open for international business
(including dealings in Dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

          "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable
Notice of Committed Borrowing.

          "Euro-Dollar Margin" has the meaning set forth in
Section 2.07(c).

          "Euro-Dollar Reference Banks" means the principal
London offices of The Chase Manhattan Bank (National
Association), Citibank, N.A. and Morgan Guaranty Trust Company of
New York.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "Event of Default" has the meaning set forth in Section
6.01.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended, or any successor statute.

          "Excluded Subsidiary Debt" means (i) unsecured Debt of a Subsidiary of the Company incurred for the purpose of financing all or any part of the cost of acquiring any ship from any Person (other than the Company or any of its Subsidiaries or any of their respective Affiliates), PROVIDED that such Debt (x) is incurred or assumed concurrently with or within 180 days after the acquisition thereof, (y) is supported in full by a direct-pay or standby letter of credit on which the Company is the sole account party and the terms of the related reimbursement agreement shall not permit the issuing bank any recourse against any Subsidiary or Affiliate of the Company and (z) is not supported by any other letter of credit, letter of guarantee or similar instrument in respect of which any Subsidiary or Affiliate of the Company has any obligation and (ii) Debt of Subsidiaries of the Company of the types referred to in clauses
(i), (iii), (iv) and (v) of Section 5.09(a).

          "Existing Agreement" has the meaning set forth in the first recital hereto.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Citibank, N.A. on such day on such transactions as determined by the Administrative Agent.

          "Fiscal Quarter" means a fiscal quarter of the Company.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

          "Foreign Tax" means, with respect to any Bank, any Tax now or hereafter imposed on such Bank or upon any Payment due to or made to such Bank, except a Tax imposed on such Bank by a governmental authority under the laws of which such Bank is organized or a Tax (other than a Tax collected by deduction or withholding from a Payment) imposed by a governmental authority within the territorial jurisdiction of which such Bank maintains a place of business.

          "Gain (Loss) on Disposal of Vessels" means, for any period, the aggregate net amount of gains (losses) on disposals of vessels by the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) during such period, but only to the extent such gains are not included (or such losses are not deducted) in determining Net Cash Provided by Operating Activities for such period, as the same is reflected in a consolidated statement of cash flows of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period.

          "Gain (Loss) on Sale of Securities" means, for any period, the aggregate net amount of gains (losses) on sales of securities by the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) during such period, but only to the extent such gains are not included (or such losses are not deducted) in determining Net Cash Provided by Operating Activities for such period, as the same is reflected in a consolidated statement of cash flows of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period.

          "Guarantee" by any Person means, without duplication, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Current Liabilities" means at any date with respect to any Guaranteed Person the lesser of (i) the aggregate amount of current liabilities of such Guaranteed Person which are Guaranteed by the Company or a Consolidated Subsidiary of the Company and (ii) the excess, if any, of (x) the aggregate amount of current liabilities of such Guaranteed Person over (y) the Quick Assets of such Guaranteed Person, all as reflected in the balance sheet of such Guaranteed Person or the certificate of the Company with respect to such Guaranteed Person, as the case may be, most recently delivered or required to be delivered to the Banks pursuant to Section 4.04(e) or 5.01(d), as the case may be, prior to such date; PROVIDED that if, as of the date of such balance sheet or the last day of the fiscal quarter of such Guaranteed Person covered by such certificate, as the case may be, the Quick Assets of such Guaranteed Person shall exceed its current liabilities, the Guaranteed Current Liabilities of such Guaranteed Person shall be determined to be zero as of such date.

          "Guaranteed Person" means any Person (other than the Company or a Consolidated Subsidiary of the Company) some of the current liabilities of which are Guaranteed by the Company or a Consolidated Subsidiary of the Company.

          "Intangible Assets" means the amount (to the extent reflected in determining consolidated total common stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made after the acquisition of such business in accordance with generally accepted accounting principles) subsequent to December 31, 1993 in the book value of any asset owned by the Company or a Consolidated Subsidiary of the Company,
(ii) all Investments in Persons which are not Subsidiaries of the Company unless such Investments are accounted for in accordance with generally accepted accounting principles, (iii) the aggregate amount of the Investment of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) in all Non-Recourse Subsidiaries and (iv) all unamortized debt discount and expense, unamortized deferred charges (excluding unamortized deferred drydock costs), goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets. The term "Intangible Assets", when used in Section 5.07(b)(ii), shall have a correlative meaning.

          "Interest Expense" means, for any period, the aggregate amount, without duplication, of (i) interest accrued during such period on Debt of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries), including the interest portion of payments under capitalized leases, capitalized interest (except interest incurred in connection with vessel construction prior to the delivery thereof, which interest is converted to Debt), amortization of debt discount and the value of interest paid in pay-in-kind securities, (ii) interest (as defined in clause (i) above) on Debt of other Persons paid during such period by the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) and (iii) dividends accrued (whether or not paid) during such period on outstanding preferred stock of the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries). For purposes of any determination of Interest Expense for any period, any amount paid by the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) on, or with respect to, Debt of other Persons during such period shall be allocated first to the payment of interest on such Debt (but only to the extent that the Company or any of its Subsidiaries is obligated to pay interest on such Debt for such period).

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing (or such greater number of months or such other number of days as the Borrower and all of the Banks shall agree in writing not later than the date of the applicable Notice of Borrowing); PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b)  any Interest Period (other than an Interest
     Period determined pursuant to clause (c) below) which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business
     Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

          "Internal Revenue Code" means the United States
Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, advance, Guarantee or otherwise. Each advance of funds to a Person (whether documented as a loan or advance or otherwise) and each provision of goods or services to or on behalf of an Affiliate of the provider at less than the fair market value thereof shall be an Investment in the amount of such advance or the excess of the fair market value thereof over the price (if any) paid therefor, as the case may be.

          "Investments in Marketable Securities" means, for any period, the aggregate amount of all investments by the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) in marketable securities as of the last day of such period, as the same is reflected in a consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) as of such date.

          "Joint Venture" means at any date any Person (other than a Subsidiary of the Company) in which the Company or any Subsidiary of the Company has an ownership interest which would be accounted for in the consolidated financial statements of the Company and its Consolidated Subsidiaries by the equity method if such statements were prepared as of such date.

          "Letter of Credit" has the meaning set forth in Section
5.13.

          "LIBOR Auction" means a solicitation of Money Market
Quotes setting forth Money Market Margins based on the London
Interbank Offered Rate pursuant to Section 2.03.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Liquid Cash Flow Coverage Ratio" means, for any period, the ratio determined pursuant to the following formula:


     LCFC = CFO + GSS + GSV + IE + 1/2 (C + MS + ((1 - CTR) (CCF)) + RF)
           -----------------------------------------------------------
                                  IE + TCD

Where:

            LCFC = Liquid Cash Flow Coverage Ratio
            CFO  = Net Cash Provided by Operating Activities
                   for such period
            GSS  = Gain (Loss) on Sale of Securities
                   for such period
            GSV  = Gain (Loss) on Disposal of Vessels
                   for such period
            C    = Cash of the Company for such period
            MS   = Investments in Marketable Securities
                   for such period
            CTR  = Corporate Tax Rate
                   for such period
            CCF  = Capital Construction Funds
                   for such period
            RF   = Restricted Funds
                   for such period
            IE   = Interest Expense
                   for such period
            TCD  = Total Current Debt
                   for such period

          "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar
Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

          "managed" has the meaning set forth in Section 5.04.

          "Material Adverse Change" means the occurrence of an event or condition which materially impairs the ability of the Company or any of its Subsidiaries to meet any of their respective obligations under this Agreement or any Note or any of their respective other obligations that are material to the Company and its Consolidated Subsidiaries, considered as a whole.

          "Material Debt" means Debt (other than the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $5,000,000 (or its equivalent in any other currency).

          "Material Financial Obligations" means (i) a principal or face amount of Debt and/or (ii) payment obligations in respect of Derivatives Obligations, in each case of the Company and/or one or more of its Subsidiaries and arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000 (or its equivalent in any other currency).

          "Material Subsidiary" means at any date each of the following: (i) OBS, (ii) OIN, (iii) any Subsidiary of the Company (other than OBS or OIN) which owns, leases or charters any ship on such date and (iv) any Subsidiary or Subsidiaries of the Company (other than any such Subsidiary or Subsidiaries referred to in the foregoing clauses) the assets of which, individually or in the aggregate, had an aggregate book value (net of depreciation) as of the date of the consolidated balance sheet of the Company and its Consolidated Subsidiaries most recently delivered or required to be delivered to the Banks pursuant to
Section 4.04 or 5.01, as the case may be, prior to such date in excess of the lesser of (x) $50,000,000 and (y) 2% of the aggregate book value (net of depreciation) of all assets of the Company and its Consolidated Subsidiaries as of the date of such balance sheet; PROVIDED that, for purposes of clauses (g) and (h) of Section 6.01, "Material Subsidiary" shall mean any Subsidiary of the Company of the type referred to in clause (i), (ii) or
(iv) hereof.

          "Maximum Amount" means at any date a percentage of Consolidated Tangible Net Worth as of the date of the balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) most recently delivered or required to be delivered to the Banks pursuant to Section 4.04 or 5.01, as the case may be, equal to (i) prior to February 16, 1995, 51% and (vi) at any time on or after February 16, 1995, 50%.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Administrative Agent; PROVIDED that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in
Section 2.03(d).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          "Multiemployer Plan" means at any time a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means at any time an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Company or any ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

          "Net Cash Provided by Operating Activities" means, for any period, the net cash provided by operating activities of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period, as the same is reflected in a consolidated statement of cash flows of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period.

          "Non-Recourse Debt" means Debt of any Subsidiary of the Company (i) that is not Guaranteed by the Company or any other Subsidiary of the Company (other than a Non-Recourse Subsidiary),
(ii) that is not secured by a Lien on any asset of the Company or any other Subsidiary of the Company (other than any asset of any Non-Recourse Subsidiary) and (iii) in respect of which neither the Company nor any of its other Subsidiaries (other than a Non-Recourse Subsidiary) has any express obligation or has written any instrument or letter indicating its support for such Subsidiary; PROVIDED that Debt of such Subsidiary shall constitute Non-Recourse Debt only if (x) the Company shall have given the Banks, through the Administrative Agent, written notice at least 20 days prior to the incurrence, issuance, assumption or Guarantee thereof (or, in the case of Debt of a Person to be acquired by such Subsidiary, prior to the time of such acquisition) and (y) the terms and conditions of the related documentation insofar as they relate to the non-recourse nature of such Debt, and the final form of such documentation with respect thereto, shall be reasonably satisfactory to the Required Banks.

          "Non-Recourse Subsidiary" means, at any time, a Subsidiary of the Company (i) having no Debt at such time (other than Non-Recourse Debt) and (ii) as to which an officer of the Company has, prior to the issuance, incurrence, assumption or Guarantee of any Non-Recourse Debt by such Subsidiary, delivered a certificate to the Administrative Agent certifying that such Subsidiary is a Non-Recourse Subsidiary in accordance with the terms of this Agreement.

          "Non-Shipping Asset" has the meaning set forth in
Section 5.04.

          "Non-Shipping Person" has the meaning set forth in
Section 5.04.

          "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed
Borrowing (as defined in Section 2.02) or a Notice of Money
Market Borrowing (as defined in Section 2.03(f)).

          "OBS" means OSG Bulk Ships, Inc., a New York corporation, and its successors.

          "OIN" means OSG International, Inc., a Liberian corporation, and its successors.

          "Parent" means, with respect to any Bank, any Person
Controlling such Bank.

          "Participant" has the meaning set forth in Section
10.05(b).

          "Payment" means any amount due to a Bank from a Borrower pursuant to this Agreement or a Note.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" means Liens permitted under Section
5.07(a).

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan or a Multiple Employer
Plan) maintained for the benefit of employees of the Company or any ERISA Affiliate and subject to Title IV of ERISA.

          "Pricing Schedule" means the Schedule attached hereto identified as such.

          "Prime Rate" means the rate of interest publicly announced by Citibank, N.A. in New York City from time to time as its base rate.

          "Quick Assets" means, with respect to any Guaranteed Person as of any date, the aggregate amount of Cash, accounts receivable and marketable securities of such Guaranteed Person as of such date, as the same is (or would be) reflected in a balance sheet of such Guaranteed Person as of such date.

          "Reconciliation Statement" means a written statement of the chief financial officer or chief accounting officer of the Company or of the Company's independent public accountants setting forth in reasonable detail (i) any changes in generally accepted accounting principles or the application thereof adopted by the Company and its Consolidated Subsidiaries from the principles applied, as so applied, in the preparation of the financial statements of the Company and its Consolidated Subsidiaries referred to in Section 4.04(a) which, under the then applicable rules and regulations of the Securities and Exchange Commission (or its successor) or the Financial Accounting Standards Board (or its successor), would be required to be disclosed in the financial statements of the Company and its Consolidated Subsidiaries (including the related notes or auditor's report), (ii) the effect of such changes on the financial statements of the Company and its Consolidated Subsidiaries and of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) delivered to the Banks concurrently with such statement and (iii) the calculations required to establish whether the covenants set forth in Sections 5.04, 5.07, 5.08, 5.09(b), 5.16, 5.17, 5.18, 5.19 and 5.20 were complied with on the date of the financial statements referred to in clause (ii), using generally accepted accounting principles, applied consistently with the audited consolidated financial statements of the Company and its Consolidated Subsidiaries referred to in Section 4.04(a).

          "Reference Banks" means the CD Reference Banks or the
Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed
Loans made by any Bank to any Borrower.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

          "Reimbursement Agreement" has the meaning specified in
Section 5.13.

          "Restricted Funds" means restricted funds established and maintained pursuant to Title XI reserve fund and financial agreements between the Company or any of its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) and the Secretary of Transportation in accordance with Title XI of the Merchant Marine Act, 1936, as amended, and the regulations promulgated thereunder; PROVIDED that "Restricted Funds" means, for any period, the aggregate amount on deposit in Restricted Funds as so defined as of the last day of such period, as the same is reflected in a consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) as of such date.

          "Revolving Credit Period" means the period from and including the Amendment Effective Date to but excluding the Termination Date.

          "Sale and Leaseback Transaction" shall mean any arrangement with any Person (not including the Company or any Consolidated Subsidiary) or to which any such Person is a party, providing for the leasing by the Company or a Consolidated Subsidiary other than a Non-Recourse Subsidiary for a period, including renewals, in excess of three years of any asset which has been or is to be sold or transferred more than 180 days after the acquisition or occupancy thereof or the completion of construction and commencement of full operation thereof, whichever is later, by the Company or any Consolidated Subsidiary other than a Non-Recourse Subsidiary to such Person.

          "Secured Debt" has the meaning set forth in Section
5.07(b).

          "Secured Issuer" has the meaning set forth in Section
5.13.

          "Security Documents" has the meaning set forth in
Section 5.12(a).

          "Shipping and Related Businesses" has the meaning set forth in Section 5.04.

          "Shipping Manager" has the meaning set forth in Section
5.04.

          "Short-Term Debt" means unsecured Debt of any Subsidiary of the Company (i) which matures within one year of the date of the incurrence thereof unless such maturity can be extended at the sole option of such Subsidiary to a date later than one year after the incurrence thereof and (ii) the proceeds of which are used for working capital purposes, PROVIDED that (A) such Debt is not outstanding for more than 270 days (including any extensions or renewals thereof) and (B) the aggregate principal amount of such Debt at any time outstanding does not exceed (x) $2,000,000 in the case of any Subsidiary of the Company other than OBS and OIN, (y) $15,000,000 in the case of each of OBS and OIN and (z) $20,000,000 in the aggregate for all Subsidiaries of the Company.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Successor of the Shipping Manager" has the meaning set forth in Section 5.04.

          "Tangible Assets" has the meaning set forth in Section
5.07(b).

          "Tax" means any charge (whether described as a tax or duty or otherwise and whether measured by income or value or otherwise, whether collected by withholding or otherwise) imposed by a governmental authority upon this Agreement, upon or with respect to a Payment or upon any profit realized in whole or part from this Agreement, and any interest or penalty with respect to any such charge.

          "Termination Date" means the earliest of (i) the fifth anniversary of the Amendment Effective Date, (ii) the date that is four months after the date on which an Unapproved Takeover of the type referred to in clause (ii) of the definition thereof shall have occurred and (iii) the fifth Domestic Business Day after the date on which an Unapproved Takeover of the type referred to in clause (i) or (iii) of the definition thereof shall have occurred.

          "Termination Event" means (i) a "reportable event", as such term is defined in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4068(f) of ERISA,
(ii) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Company or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (iii) the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA or the treatment of a Plan amendment as a termination under
Section 4041A of ERISA, (iv) the institution of proceedings to terminate a Plan or a Multiemployer Plan or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan.

          "Total Current Assets" means at any date the consolidated current assets of the Company and its Consolidated
Subsidiaries (other than Non-Recourse Subsidiaries) determined as of such date.

          "Total Current Debt" means, as of any date, all Debt of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) to the extent that such Debt is reflected as a current liability in the consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) as of such date.

          "Total Current Liabilities" means at any date (i) the consolidated current liabilities of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) plus (ii) the aggregate amount of all Guaranteed Current
Liabilities of all Guaranteed Persons, all determined as of such date.

          "Total Debt" means at any date all Debt of the Company and its Consolidated Subsidiaries (other than Non-Recourse Debt of Non-Recourse Subsidiaries), determined on a consolidated basis as of such date.

          "Unapproved Acquisition" means the acquisition, directly or indirectly, by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) including the Company or any Subsidiary or Affiliate of the Company or any combination of the foregoing of Beneficial Ownership of 25% (or such other percent as shall result in the Beneficial Ownership by such person or group of persons of 25%) or more of the outstanding securities of any Person having voting power at such time to elect a majority of the board of directors of such Person (other than any Person which prior to such acquisition was a Subsidiary of the Company), unless such acquisition has been approved by a majority of the board of directors of such Person as of the date that the Company or such Subsidiary or Affiliate or combination of the foregoing shall have first acquired 20% or more of such securities.

          "Unapproved Takeover" means (i) Continuing Directors no longer constitute a majority of the board of directors of the Company, (ii) the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) of Beneficial Ownership of 40% (or such other percent as shall result in such person or group of persons having Beneficial Ownership of 40%) or more of the outstanding securities of the Company having voting power to elect a majority of the board of directors of the Company, if a majority of the Continuing Directors shall have disapproved such acquisition; or (iii) the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) of Beneficial Ownership of more than 50% (or such other percent as shall result in such person or group of persons having Beneficial Ownership of more than 50%) of the outstanding securities of the Company having voting power at such time to elect a majority of the board of directors of the Company, if a majority of the Continuing Directors shall have disapproved such acquisition; PROVIDED that, for purposes of the definition of "Termination Date", an Unapproved Takeover of the type referred to in clause (ii) or
(iii) shall be deemed to have occurred on the later of (x) the relevant acquisition and (y) the date on which a majority of the Continuing Directors shall disapprove such acquisition.

          "Uncontrolled Joint Venture" means a Joint Venture over which the Company and its Subsidiaries, collectively, do not have Control.

          "Unencumbered Assets" has the meaning set forth in
Section 5.07(b).

          "Unsecured Debt" has the meaning set forth in Section
5.07(b).

          "Wholly-Owned Consolidated Subsidiary" means any
Consolidated Subsidiary of the Company all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

          "Withdrawal Liability" shall have the meaning given to such term under Part 1 of Subtitle E of Title IV of ERISA.

          SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect on December 31, 1993, applied on a basis consistent (except, in the case of any financial statements delivered pursuant to Section 5.01, (x) for any change which, under the then applicable rules and regulations of the Securities and Exchange Commission (or its successor) and the Financial Accounting Standards Board (or its successor), is not required to be disclosed in the financial statements of the Company and its Consolidated Subsidiaries (including the related notes and auditor's report) or (y) for any change as to which a Reconciliation Statement is delivered concurrently with the delivery of such financial statements, in each case, as to which the Company's independent public accountants have not taken exception) with the audited consolidated financial statements of the Company and its Consolidated Subsidiaries for the fiscal year ended December 31, 1993 delivered to the Banks pursuant to Section 4.04(a); PROVIDED that at any time when, as a result of any such change in generally accepted accounting principles or the application thereof, the Company shall be required to deliver a Reconciliation Statement pursuant hereto, the Company may, by notice to the Banks, request that the Required Banks amend the financial covenants to take into account the effect of such change. Upon receipt thereof by each Bank, such Bank hereby agrees to negotiate in good faith with the Company an amendment to the financial covenants that would provide the Banks with protection equivalent (determined in good faith in the Required Banks' sole discretion) to that afforded by the financial covenants prior to such amendment; PROVIDED that no Bank shall have any obligation (other than its obligation to negotiate in good faith) to propose any such amendment or to agree to any such amendment so proposed. From and after the effective date of any such amendment, the Company shall have no further obligation hereunder to deliver a Reconciliation Statement with respect to such change.

          SECTION 1.03. TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                         ARTICLE II

                        THE CREDITS

          SECTION 2.01. COMMITMENTS TO LEND. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to any Borrower pursuant to this Section 2.01 from time to time in amounts such that the aggregate principal amount of Loans made by such Bank pursuant to this Section 2.01 at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments), and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, any Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01.

          SECTION 2.02. NOTICE OF COMMITTED BORROWING. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar
     Borrowing,

         (ii)  the aggregate amount of such Borrowing,

        (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

         (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.03.  MONEY MARKET BORROWINGS.

          (a) THE MONEY MARKET OPTION. At any time that Level I, II or III Status (in each case, as defined in the Pricing Schedule) exists, any Borrower may, in addition to Committed Borrowings pursuant to Section 2.01, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower, except that no such request may be made if on the date of such request Level IV Status or Level V Status exists (each as defined in the Pricing Schedule), and no Money Market Loans may be made if on the date such Loans are to be made either Level IV Status or Level V Status exists. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) MONEY MARKET QUOTE REQUEST. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B-1 hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate
     Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute
     Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote
Request.

          (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit B-2 hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d)  SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES.
(i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section
10.01 not later than 9:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than
(x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit B-3 hereto and shall in any case specify:

          (A)  the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount
     (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

          (A)  is not substantially in conformity with Exhibit B-
     3 hereto or does not specify all of the information required by subsection (d)(ii);

          (B) contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market
     Quotes; or

          (D)  arrives after the time set forth in subsection
     (d)(i).

          (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

          (i)  the aggregate principal amount of each Money
     Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii)  the principal amount of each Money Market
     Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute
     Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.04. NOTICE TO BANKS; FUNDING OF LOANS. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not, except as otherwise provided in this Agreement, thereafter be revocable by the Borrower. Notwithstanding the foregoing, no more than ten Fixed Rate Committed Borrowings shall be outstanding at any one time, and any Borrowing which would exceed such limitation shall be made as a Base Rate Borrowing.

          (b) Not later than 11:00 A.M. (or 1:30 P.M. in the case of a Base Rate Borrowing) (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Section 3.03 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the aforesaid address, subject to the receipt of funds by the Administrative Agent as provided in the immediately preceding sentence, not later than 2:30 P.M. (New York City time) on the date of such Borrowing, and in any event as soon as practicable after receipt.

          (c) If any Bank makes a new Loan hereunder to a Borrower on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by such Borrower and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b) of this Section, or remitted by such Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and
(ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this subsection (d) shall be deemed to relieve any Bank of its obligation to make Loans to the extent provided in this Agreement.

          SECTION 2.05. NOTES. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

          (b) Each Bank may, by notice to a Borrower and the Administrative Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c)  Upon receipt of each Bank's Notes pursuant to
Section 3.01(b), the Documentation Agent shall send by registered mail or courier or deliver by hand such Notes to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made by the Borrower with respect thereto, and shall, prior to any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.06.  MATURITY OF LOANS.  Each Loan included
in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each CD Loan made on or after the Amendment Effective Date shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin applicable on such day plus the Adjusted CD Rate applicable to such Interest Period; PROVIDED that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin applicable on such day plus the Adjusted CD Rate applicable to such Loan for such day and (ii) the rate applicable to Base Rate Loans for such day.

          "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "Adjusted CD Rate" applicable to any Interest
Period means a rate per annum determined pursuant to the following formula:


                   [ CDBR       ]*
         ACDR  =   [ ---------- ]  + AR
                   [ 1.00 - DRP ]

         ACDR   =  Adjusted CD Rate
         CDBR   =  CD Base Rate
         DRP    =  Domestic Reserve Percentage
         AR     =  Assessment Rate

     --------
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more.
The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan made on or after the Amendment Effective Date shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin applicable on such day plus the London Interbank Offered Rate applicable for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin applicable on such day plus the London Interbank Offered Rate applicable to such Loan for such day and
(ii) the Euro-Dollar Margin applicable on such day plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than one month as the Administrative Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of
Section 8.01 shall apply.

          SECTION 2.08. FEES. (a) COMMITMENT FEES. The Company shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their Commitments a commitment fee at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Such commitment fees shall accrue from and including the Amendment Effective Date to but excluding the Termination Date and shall be payable quarterly on each January 15, April 15, July 15 and October 15, commencing on the first such date after the Amendment Effective Date, and upon the earlier of the Termination Date or the date of termination of the Commitments in their entirety.

           (b) PARTICIPATION FEES. On the Amendment Effective Date, the Company shall pay to the Administrative Agent (i) for the account of each of the Co-arrangers a fee equal to .08% of such Co-arranger's Commitment and (ii) for the account of each Bank that is not a Co-arranger a fee equal to .05% of such Bank's Commitment.

            (c) FACILITY FEE. The Company shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Amendment Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued facility fees under this subsection
(c) shall be payable quarterly on each January 15, April 15, July 15 and October 15, commencing on the first such date after the Amendment Effective Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          SECTION 2.09. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000 the unused portions of the Commitments. If the Commitments are terminated in their entirety, all accrued commitment fees shall be payable on the effective date of such termination.

          SECTION 2.10.  SCHEDULED TERMINATION OF COMMITMENTS.
The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.11. OPTIONAL PREPAYMENTS. (a) A Borrower may, upon at least one Domestic Business Days' notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000 by paying the principal amount to be prepaid together with accrued interest thereon to but excluding the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing. Upon receipt of a notice of prepayment pursuant to this subsection (a), the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          (b) A Borrower may, upon at least seven Euro-Dollar Business Days' notice to the Administrative Agent, prepay any CD Borrowing or Euro-Dollar Borrowing in whole at any time by paying the principal amount to be prepaid together with accrued interest thereon to but excluding the date of prepayment; PROVIDED that the Company shall reimburse each Bank for any loss or expense incurred by it as a result of such prepayment pursuant to Section
2.13. A Borrower may include in any notice of prepayment delivered to the Administrative Agent pursuant to this subsection
(b) a request that each Bank submit to the Borrower a reasonable estimate of the amount of any loss or expense expected to be incurred by it as a result of such prepayment. Upon receipt of a notice of prepayment pursuant to this subsection (b), the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment. If a Borrower shall have requested an estimate of losses and expenses to be incurred by the Banks in connection with any prepayment pursuant to this subsection (b), then at least four Euro-Dollar Business Days prior to the date of such proposed prepayment, each Bank shall notify the Administrative Agent of the estimated amount of the losses and expenses to be incurred by such Bank; PROVIDED, HOWEVER, that no such estimate shall be binding on any Bank nor shall any such estimate or the failure to provide any such estimate by such fourth Euro-Dollar Business Day affect the obligation of the Borrower to reimburse any Bank pursuant to, and to the extent provided in, Section 2.13 for the amount of any such losses or expenses incurred as a result of such prepayment. Upon receipt of any Bank's estimate of losses or expenses pursuant to this subsection (b), the Administrative Agent shall promptly notify the Borrower of the contents thereof. Unless the Borrower notifies the Administrative Agent at least three Euro-Dollar Business Days before the date of any proposed prepayment pursuant to this subsection (b) for which a notice of prepayment has previously been given that it elects not to prepay the relevant CD Borrowing or Euro-Dollar Borrowing on such date, such notice of prepayment shall not thereafter be revocable by the Borrower.

          (c) Except as provided in subsection (a) of this Section, no Borrower may prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) All Payments to be made by the Borrowers shall be made not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section
10.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such Payment received by the Administrative Agent for the account of the Banks.

          (b) Whenever any Payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any Payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any Payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any Payment of principal, interest, fees or other amounts payable hereunder is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (c) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any Payment is due from such Borrower to the Banks hereunder that such Borrower will not make such Payment in full, the Administrative Agent may assume that such Borrower has made such Payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank from such Borrower. If and to the extent that such Borrower shall not have so made such Payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.13. FUNDING LOSSES. If (x) a Borrower makes any Payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or clause (ii) or (iii) of the definition of Termination Date or otherwise) or (y) any Assignee purchases the Notes of any Bank pursuant to Section 2.17(c) or 8.05 in either case on any day other than the last day of the Interest Period applicable thereto or to any Loan evidenced by such Notes, as the case may be (or, in the case of clause (x), on any day other than the end of an applicable period fixed pursuant to Section 2.07(d)), or, in the case of any Payment pursuant to clause (ii) or (iii) of the definition of Termination Date, on any day other than the last day of the Interest Period applicable thereto (determined, for this sentence only, as if the definition of Termination Date did not contain either such clause) or if a Borrower fails to borrow or prepay any Fixed Rate Loans then, in each case, after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11, such Borrower shall reimburse each Bank (or the transferor Bank in the case of a purchase of the Notes thereof pursuant to
Section 2.17(c) or 8.05) within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, PROVIDED that such Bank shall have delivered to such Borrower a certificate in reasonable detail as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate and commitment and facility fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15. REGULATION D COMPENSATION. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining any of its Euro-Dollar Loans is increased, then such Bank may require the Borrower of such Euro-Dollar Loans to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans of such Borrower, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)
(A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify such Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to such Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section
2.15 (which amount shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it and with any such amounts required by such Bank to be paid by similarly situated borrowers which are parties to credit or loan documentation containing a provision similar to this Section 2.15). Each such certificate shall be accompanied by such information as such Borrower may reasonably request as to the computation set forth therein.

          SECTION 2.16. JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court (including the entry thereof), it is necessary to convert a Payment due from any Borrower hereunder or under the Notes in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the Administrative Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or either Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or such Agent, as the case may be, of any sum adjudged to be so due in such other currency such Bank or such Agent, as the case may be, may in accordance with normal banking procedures purchase Dollars with such other currency; if the amount of Dollars so purchased is less than the sum originally due to such Bank or such Agent, as the case may be, in Dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or such Agent, as the case may be, against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to such Bank or such Agent, as the case may be, in Dollars, such Bank or such Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

          SECTION 2.17. WITHHOLDING TAX EXEMPTION. (a) On or prior to the Amendment Effective Date, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive Payments without deduction or withholding of any United States federal income tax. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Bank is entitled to receive Payments without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Administrative Agent that it is not capable of receiving Payments without any deduction or withholding of United States federal income tax.

          (b) If at any time the Applicable Lending Office of any Bank becomes unable to receive any Payment without deduction or withholding of United States federal income tax, such Bank shall thereupon designate as its Applicable Lending Office one of its offices (if any) which can receive all Payments thereafter due to it without withholding or deduction for United States federal income tax if such Bank can, in its judgment, do so without suffering any disadvantage.

          (c) If no designation pursuant to subsection (b) of this Section will result at the time of designation in the designating Bank being able to receive all Payments thereafter due to it without deduction or withholding of United States federal income tax, the Company shall have the right, upon 20 Business Days' prior notice to such Bank, to cause one or more banks (which may be one or more of the Banks), each such bank (except any Bank) to be reasonably satisfactory to the Required Banks (determined for this purpose as if such Bank had no Commitment and held no Notes hereunder) and, in each case, with the written acknowledgement of the Administrative Agent, to purchase the Notes and assume the Commitment of the transferor Bank pursuant to an Assignment and Assumption Agreement, in substantially the form of Exhibit D hereto (an "Assignment and Assumption Agreement"). If one or more such banks are identified by the Company and, if required pursuant to this subsection (c), approved as being reasonably satisfactory to the Required Banks (determined as provided above), the transferor Bank shall consent to such sale and assumption by executing and delivering an Assignment and Assumption Agreement. Upon execution and delivery of an Assignment and Assumption Agreement by the Company, the transferor Bank, the Assignee, the Administrative Agent and, if required pursuant to this subsection (c), the Required Banks (determined as provided above) and payment by the Assignee to the transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall become a Bank party to this Agreement (if it is not already a party hereto) and shall have all the rights and obligations of a Bank with a Commitment (which, if such Assignee is already a party hereto, shall take into account such Assignee's then existing Commitment hereunder) as set forth in such Assignment and Assumption Agreement and the transferor Bank shall be released from its obligations hereunder and no further consent or action by any other Person shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In the event that the Administrative Agent, in its capacity as a Bank, is required to sell its Note or Notes and its Commitment hereunder pursuant to this subsection (c), the Administrative Agent shall, promptly upon the consummation of any assignment by it pursuant to this subsection (c), resign as Administrative Agent hereunder and the Company shall (subject to the consent of the Required Banks) have the right to appoint another Co-arranger as successor Administrative Agent, all in accordance with Section 7.08.

          (d) Each Bank that is required to deliver a Form 1001 or 4224 pursuant to subsection (a) of this Section or Section 10.05(d) hereby indemnifies each Borrower and the Administrative Agent and holds each Borrower and the Administrative Agent harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, any Tax and the reasonable fees and disbursements of counsel, which may be incurred by such Borrower or the Administrative Agent, as the case may be, in connection with, or arising out of, any action taken, or omitted to be taken, by it in good faith and in reliance on any erroneous information provided by such Bank in such Form or Forms so delivered.

          SECTION 2.18. TAXES. (a) Each Payment by each Borrower shall be made without deduction or withholding of any Foreign Tax, PROVIDED that if a Borrower is required by law to deduct or withhold a Foreign Tax from a Payment, it will:

          (i) pay, together with that first Payment, a second Payment sufficient to ensure that the sum of the two Payments, after all withholdings and deductions from both, will be equal to the amount of the first Payment originally provided for in this Agreement;

         (ii) pay the full amount deducted or withheld from both Payments to the relevant taxation or other authorities within the time allowed under applicable law; and

        (iii) furnish within 45 days thereafter to the Administrative Agent, the official receipt or receipts from the relevant taxation or other authorities for the full amount so deducted or withheld or other documentary evidence of the deduction or withholding reasonably satisfactory to the Bank to which such Payments were made.

          (b) Each Borrower will pay (i) any Foreign Tax imposed on a Bank, other than by deduction or withholding, and (ii) any Domestic Tax imposed on a Bank, in each case, to the extent that such Tax results from such Bank receiving or becoming entitled to reimbursement from such Borrower pursuant to this Section 2.18. Each Borrower shall furnish to the Administrative Agent, within 45 days after any payment pursuant to this subsection (b), the official receipt or receipts from the relevant taxation or other authorities for the full amount of any Foreign Tax so paid or other documentary evidence of such payment reasonably satisfactory to such Bank. If any Tax to be paid by a Borrower pursuant to this Section 2.18 is imposed on and paid by any Bank, such Borrower shall, upon the request of such Bank and whether or not such Tax shall have been correctly or legally imposed, reimburse such Bank therefor (together with any expenses reasonably incurred by such Bank in connection therewith in any contest thereof requested by such Borrower) plus interest thereon at the rate applicable to Base Rate Loans pursuant to the first sentence of Section 2.07(a). If any Bank reimbursed by a Borrower pursuant to this subsection (b) thereafter receives any amount with respect to a Tax for which it has been so reimbursed such Bank shall thereupon pay such amount over to such Borrower (without interest except to the extent that such Bank receives interest with respect to a repayment or refund of such Tax) to the extent such amount was received by such Bank because such Tax was erroneously imposed.

          (c) OIN agrees not to designate any Borrowing pursuant to this Agreement as a liability of a trade or business conducted within the United States pursuant to the amendments to Section 1.884-4T(b)(1)(i)(B) of the regulations under Section 884 of the Internal Revenue Code described in Section I, Part 2 of Notice 89-80 dated July 6, 1989 issued by the United States Internal Revenue Service or pursuant to any other statute, regulation or administrative ruling permitting such a designation.


                        ARTICLE III

                         CONDITIONS

          SECTION 3.01.  EFFECTIVENESS.  This Agreement shall
become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.04):

          (a)  receipt by the Documentation Agent of
     counterparts of this Amended Agreement signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Documentation Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of the execution of a counterpart of this Amended Agreement by such party);

          (b) receipt by the Documentation Agent for the account of each Bank of a duly executed Note of each Borrower dated on or before the Amendment Effective
     Date complying with the provisions of Section 2.05;

          (c) receipt by the Documentation Agent of an opinion of Proskauer Rose Goetz & Mendelsohn, special counsel for the Borrowers, dated the Amendment Effective Date and addressed to the Banks and the Agents, substantially in the form of Exhibit C-1 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) receipt by the Documentation Agent of an opinion of Samuel M. Rosenbloom, Esq., Senior Vice
     President of Maritime Overseas Corporation and counsel for the Borrowers, dated the Amendment Effective Date and addressed to the Banks and the Agents, substantially in the form of Exhibit C-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) receipt by the Documentation Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agents, dated the Amendment Effective Date and addressed to the Banks and the Agents, substantially in the form of Exhibit C-3 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (f) the fact that (i) no Default (as defined in the Existing Agreement) and no Default (as defined in this Amended Agreement) shall have occurred and be continuing and (ii) the representations and warranties of the Borrowers contained in this Amended Agreement shall be true on and as of the Amendment Effective Date and the Documentation Agent shall have received certificates signed by the President or the chief financial officer or chief accounting officer of each of the Borrowers, dated the Amendment Effective Date, to the effect of the foregoing;

          (g) receipt by the Administrative Agent on or prior to the Amendment Effective Date for the account of the Co-arrangers and the other Banks, of the fees payable under Section 2.08(b);

          (h) receipt by the Documentation Agent of a duly executed copy of the acceptance by North American Ship
     Agencies, Inc. of its appointment as agent for service of process for OIN pursuant to Section 10.07 dated on or prior to the Amendment Effective Date, in substantially the form of Exhibit E hereto;

          (i) receipt by the Documentation Agent of confirmation from each of the Company and the Administrative Agent of receipt by it of the forms, if any, required to be delivered under Section 2.17 on or prior to the Amendment Effective Date;

          (j) the fact that on the Amendment Effective Date the principal amount of, and accrued interest on, all outstanding loans under the Existing Agreement and all other amounts payable by the Company and its Subsidiaries and Affiliates thereunder shall have been paid in full, the commitment of each bank or other lender thereunder shall have been terminated and the Administrative Agent shall have received a certificate signed by the President or chief financial officer or chief accounting officer of the Company as to the foregoing (it being understood that satisfaction of this condition (j) may occur simultaneously with the first Borrowing hereunder if all other conditions contained in this Section 3.01 and in Section 3.03 are first satisfied);

          (k)  receipt by the Administrative Agent of
     evidence satisfactory to it of the existence and effectiveness of the insurance required to be maintained by the Company, its Subsidiaries and its Joint Ventures (other than Uncontrolled Joint Ventures) pursuant to the last sentence of Section 5.03(b);

          (l) receipt by each Bank at least three Domestic Business Days prior to the Amendment Effective Date of a copy of the Note Agreement referred to in the definition of "Attributable Debt" contained in Section 1.01 hereof, certified as to the accuracy and completeness thereof by the Secretary or an Assistant Secretary of the Borrower; and

          (m) receipt by the Documentation Agent of all documents, opinions and other instruments it may reasonably request relating to the existence of each of the Borrowers, the corporate authority for and the validity and enforceability of this Amended Agreement and the Notes and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent;

PROVIDED that this Amended Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than November 22, 1994. The Documentation Agent shall promptly notify the Borrowers, the Banks and the Administrative Agent of the Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02.  CONSEQUENCES OF EFFECTIVENESS.  (a)  On
the Amendment Effective Date the Existing Agreement will be automatically amended to read as this Amended Agreement reads.

          (b) On and after the Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions of this Amended Agreement, and the rights and obligations of the parties under the Existing Agreement with respect to the period prior to the Amendment Effective Date shall continue to be governed by the provisions thereof as in effect prior to the Amendment Effective Date except that (i) all loans outstanding under the Existing Agreement shall be due and payable on the Amendment Effective Date, (ii) all interest and commitment fees accrued to but not including the Amendment Effective Date and all other amounts owing by the Borrowers or any of them under the Existing Agreement shall be due and payable on the Amendment Effective Date and (iii) the commitment of each non-continuing bank under the Existing Agreement shall terminate on the Amendment Effective Date.

          SECTION 3.03.  BORROWINGS.  The obligation of any Bank
to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

          (b)  the fact that, immediately after such
     Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

          (d)  the fact that the representations and
     warranties of the Borrowers contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(f) and 4.05 as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.


                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES

          The Borrowers jointly and severally represent and warrant that:

          SECTION 4.01. CORPORATE EXISTENCE AND POWER. Each of the Borrowers is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

           SECTION 4.02.  CORPORATE AND GOVERNMENTAL
AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Borrower of this Agreement and its Notes are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with (except for disclosure in periodic filings made by the Company with the Securities and Exchange Commission), any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or any of its assets or result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries.

          SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of each Borrower and the Notes of each Borrower, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Borrower, in each case enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles of general applicability.

          SECTION 4.04.  FINANCIAL INFORMATION.

          (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income and retained earnings and cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Company's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, present fairly, in all material respects in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries as of March 31, 1994 and June 30, 1994 and the related unaudited consolidated statements of income and retained earnings and cash flows for the periods then ended, set forth in the Company's quarterly reports for the respective Fiscal Quarters then ended, as filed with the Securities and Exchange Commission on Form 10-Q, copies of which have been delivered to each of the Banks, present fairly, in all material respects in conformity with all applicable rules and regulations promulgated by the Securities and Exchange Commission with respect to interim financial statements, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods (subject to normal year-end adjustments).

          (c) The unaudited consolidated balance sheet of OBS and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income and retained earnings and cash flows for the fiscal year then ended, copies of which have been delivered to each of the Banks, have been derived on a reasonable basis from the consolidated financial statements of the Company and its Consolidated Subsidiaries referred to in subsection (a) above and, except for the omission of footnotes, present fairly, in all material respects in conformity with generally accepted accounting principles, the consolidated financial position of OBS and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (d) The unaudited consolidated balance sheet of OIN and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income and retained earnings and cash flows for the fiscal year then ended, copies of which have been delivered to each of the Banks, have been derived on a reasonable basis from the consolidated financial statements of the Company and its Consolidated Subsidiaries referred to in subsection (a) above and, except for the omission of footnotes, present fairly, in all material respects in conformity with generally accepted accounting principles, the consolidated financial position of OIN and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (e)  As of December 31, 1993 and the Amendment
Effective Date, there are no Guaranteed Persons.

          (f)  Since June 30, 1994, there has been no Material
Adverse Change.

          SECTION 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of any of the Borrowers threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could result in a Material Adverse Change or which in any manner draws into question the validity or enforceability of this Agreement or any of the Notes.

          SECTION 4.06. COMPLIANCE WITH ERISA. Neither any member of the ERISA Group nor any ERISA Affiliate, individually or collectively, has incurred, or reasonably expects to incur, Withdrawal Liabilities or liabilities upon the happening of a Termination Event the aggregate of which for all such Withdrawal Liabilities and other liabilities exceeds or would exceed $30,000,000. With respect to any Plan, neither the Company nor any ERISA Affiliate is aware of or has been notified that any "variance" from the "minimum funding standard" has been requested (each such term as defined in Part 3, Subtitle B, of Title I of ERISA). No member of the ERISA Group nor any ERISA Affiliate has received any notice that any Multiemployer Plan is in reorganization, within the meaning of Title IV of ERISA, which reorganization could have a material adverse effect on the consolidated financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

          SECTION 4.07. ENVIRONMENTAL MATTERS. The Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except where non-compliance with such Environmental Laws could not have a material adverse effect on the consolidated financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, after taking into account any insurance coverage available to the Company or any of its Subsidiaries under existing policies with respect to any potential liability resulting from such non-compliance.

          SECTION 4.08. TAXES. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1980. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary of the Company, other than taxes which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate in all material respects.

          SECTION 4.09. SUBSIDIARIES. (a) Each of the Company's corporate Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (b) There are no Non-Recourse Subsidiaries as of the Amendment Effective Date.

          SECTION 4.10.  NOT AN INVESTMENT COMPANY.  None of the
Borrowers is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                         ARTICLE V

                         COVENANTS

          The Borrowers jointly and severally agree that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.01.  INFORMATION.  The Company (or, in the
case of clauses (g), (k) and (l) below, each Borrower) will deliver to each of the Banks:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, (i) a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, complying in all material respects with all applicable rules and regulations promulgated by the Securities and Exchange Commission, all reported on by Ernst & Young or other independent public accountants of nationally recognized standing and (ii) an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) as of the end of such fiscal year and the related unaudited consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, together with a letter from the independent public accountants referred to in the foregoing clause (i) confirming the mathematical accuracy of such financial statements and the derivation thereof on a reasonable basis from the audited financial statements referred to in clause (i);

          (b) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each fiscal year of the Company (i) an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and retained earnings and cash flows for such Fiscal Quarter and for the portion of the Company's fiscal year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and compliance in all material respects with all applicable rules and regulations of the Securities and Exchange Commission with respect to interim financial statements and consistency by the chief financial officer or the chief accounting officer of the Company and (ii) an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and retained earnings and cash flows for such Fiscal Quarter and for the portion of the Company's fiscal year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Company's previous fiscal year, together with a certificate of the chief financial officer or chief accounting officer of the Company as to the derivation of such financial statements from the financial statements referred to in clause (i) of this subsection (b);

          (c) as soon as available and in any event within 150 days after the end of each fiscal year of the Company, an unaudited consolidated balance sheet of OBS and its Consolidated Subsidiaries and an unaudited consolidated balance sheet of OIN and its Consolidated Subsidiaries, in each case as of the end of such fiscal year, and the related unaudited consolidated statements of income and retained earnings and cash flows for such fiscal year, all in reasonable detail and certified as to derivation on a reasonable basis from the consolidated financial statements of the Company and its Consolidated Subsidiaries referred to in clause (a)(i) and, except for the omission of footnotes, fairness of presentation and conformity in all material respects with generally accepted accounting principles by the chief financial officer or chief accounting officer of OBS or OIN, as the case may be;

          (d) (i) as soon as available and in any event within 120 days after the end of each fiscal year of each Guaranteed Person, an audited balance sheet of such Guaranteed Person as of the end of such fiscal year, reported on by independent public accountants of nationally recognized standing or, if such Guaranteed Person does not regularly prepare an audited balance sheet in the ordinary course of its business, an unaudited balance sheet of such Guaranteed Person as of the end of such fiscal year, together with a certificate of the chief financial officer or chief accounting officer of the Company to the effect that (x) in the case of any Guaranteed Person, the books and records of which are maintained by, and the financial statements of which are prepared by, the Company, any Subsidiary of the Company or any Joint Venture (other than an Uncontrolled Joint Venture) or the Shipping Manager or any Successor of the Shipping Manager, in either case acting as agent for the Company or any Subsidiary of the Company, such balance sheet presents fairly, in all material respects in conformity with generally accepted accounting principles consistently applied, the financial position of such Guaranteed Person as of the end of such fiscal year and (y) in any other case, none of the Borrowers has any actual knowledge that such balance sheet does not present fairly, in all material respects in conformity with generally accepted accounting principles consistently applied, the financial position of such Guaranteed Person as of the end of such fiscal year and (ii) as soon as practicable and in any event within 60 days after the end of each fiscal quarter of each Guaranteed Person, a certificate of the chief financial officer or chief accounting officer of the Company setting forth in reasonable detail the amounts and calculations required to determine the amount of Guaranteed Current Liabilities of such Guaranteed Person as of the last day of such fiscal quarter;

          (e) simultaneously with the delivery of each set of financial statements referred to in clauses (a)(i) and
     (b)(i) above, a certificate of the Company executed by its chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the covenants set forth in Sections 5.07, 5.08, 5.09(b), 5.16, 5.17, 5.18, 5.19 and 5.20 were complied with on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto and (iii)
     (x) if the Company or any Subsidiary of the Company has made any Investment in any Non-Shipping Person equal to or greater than $10,000,000 or any purchase or other acquisition of any Non-Shipping Asset or Non-Shipping Assets having an aggregate purchase price equal to or greater than $10,000,000, in each case, in one transaction or a series of related transactions during the Fiscal Quarter ended on the date of such financial statements, setting forth in reasonable detail, to the extent required to establish whether the covenant set forth in the first sentence of
     Section 5.04 was complied with on the date of the last such Investment, purchase or acquisition made during such Fiscal Quarter, the applicable pro forma adjustments to the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of the preceding Fiscal Quarter, reflecting the consummation of such last transaction (and any other purchases or acquisitions of Non-Shipping Assets and Investments in Non-Shipping Persons that shall have occurred after the date of such consolidated balance sheet and on or prior to the date of such last transaction) or (y) if neither the Company nor any Subsidiary of the Company has made an Investment, purchase or other acquisition described in subclause (x) of this clause (iii) during such Fiscal Quarter, stating the foregoing;

          (f) simultaneously with the delivery of each set of financial statements referred to in clause (a)(i) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that the Company and its Subsidiaries were not in compliance with any of the covenants set forth in Section 5.07, 5.08, 5.09(b), 5.16, 5.17, 5.18, 5.19 or 5.20 on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (e) above or, with respect to the calculations required to derive the amount referred to in the covenants set forth in Section 5.17, verifying the mathematical accuracy of such calculations and comparing Consolidated Net Income for each of the relevant Fiscal Quarters with the consolidated income statement of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such Fiscal Quarter;

          (g) within three Domestic Business Days after the date on which any executive officer of any Borrower obtains knowledge of (i) any Default, if such Default is then continuing, (ii) a Material Adverse Change or any action, suit or proceeding of the type referred to in Section 4.05 or (iii) an Unapproved Takeover, a certificate of the chief financial officer or the chief accounting officer of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

          (h) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (i) promptly (x) upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission and (y) upon receipt thereof, copies of each Schedule 13D or Schedule 13G (or any successor form) or any amendment thereto disclosing the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) of Beneficial Ownership of 5% (or such other percent as shall result in such person or group of persons having Beneficial Ownership of 5%) or more of any class of equity securities of the Company or any of its Subsidiaries or Affiliates which is registered pursuant to Section 12 of the Exchange Act;

          (j) as soon as possible, (i) copies of all reports and notices which the Company or any of its Subsidiaries files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or the sponsor of a Multiemployer Plan or which the Company or any of its Subsidiaries receives from the PBGC or the sponsor of a Multiemployer Plan relating to (a) any Termination Event and
     (b) with respect to a Multiemployer Plan, any Withdrawal Liability, any actual or expected reorganization (within the meaning of Title IV of ERISA), any termination of a Multiemployer Plan (within the meaning of Title IV of ERISA) and (ii) a certificate of the chief financial officer or chief accounting officer of the Company setting forth in reasonable detail the calculation of the amount (to the extent then reasonably determinable) of any liability in connection with the foregoing;

          (k) at least 10 Domestic Business Days prior to (i) any consolidation or merger of or with the Company, OBS or OIN or (ii) any sale, lease (other than chartering in the ordinary course of business, which shall not include bareboat chartering for periods in excess of 10 years) or other transfer (including without limitation by means of a merger or consolidation of any Subsidiary of the Company (other than OBS and OIN) with or into any other Person) of all or substantially all of the assets of the Company and its Consolidated Subsidiaries, considered as a whole, notice thereof, which notice shall describe in reasonable detail the contemplated consolidation, merger, sale, lease or other transfer;

          (l) promptly after any officer of the Company becomes aware of any change in the rating by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group of the Company's publicly-traded senior unsecured long-term debt securities, notice of such change; and

          (m) from time to time such additional information regarding the financial position, results of operations, business or prospects of the Company and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. PAYMENT OF OBLIGATIONS. The Company will pay and discharge, and will cause each of its Material Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03.  MAINTENANCE OF PROPERTY; INSURANCE.  (a)
The Company will keep, and will cause each of its Material
Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will maintain, will cause each of its Subsidiaries and each Joint Venture (other than any Uncontrolled Joint Venture) to maintain, and will use reasonable efforts to cause each Uncontrolled Joint Venture to maintain, with financially sound and reputable insurance companies (which may include protection and indemnity clubs) (i) in the case of the Company or any Subsidiary of the Company or any Joint Venture which engages in any oil or oil-related business (including any business in products related to oil), including without limitation, owning, leasing or chartering any ship engaged in the transport of oil or related products, oil pollution insurance covering risks in amounts up to and including $700,000,000 or, if such insurance is not available at reasonable cost after taking into account the level of exposure to which the Company, its Subsidiaries and Joint Ventures may be subject, such other amount as is usually insured against by companies of established repute engaged in the same or similar business from time to time and
(ii) such other insurance on all their respective properties and against all such risks in at least such amounts as are usually insured against by companies of established repute engaged in the same or similar business from time to time. The Company will furnish to the Administrative Agent on or prior to the Amendment Effective Date and annually thereafter documentation from an independent insurance broker evidencing the insurance required to be maintained hereunder in such form as is satisfactory to the Required Banks.

          SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. None of the Company, OBS and OIN shall, and the Company shall not permit any of its Subsidiaries to (i) purchase or otherwise acquire any Non-Shipping Asset or Non-Shipping Assets or (ii) make any Investment in any Non-Shipping Person, unless immediately after such purchase, acquisition or Investment not less than 60% of Consolidated Defined Assets of the Company will be employed in Shipping and Related Businesses; PROVIDED that, for purposes of this Section only, "Investment" shall not include (x) the provision of goods or services to or on behalf of an Affiliate of the provider, (y) the Guarantee of any Debt, PROVIDED, HOWEVER, that any payment pursuant to any such Guarantee shall constitute an Investment for purposes of this Agreement or (z) any Investment in marketable securities of a Non-Shipping Person which, in accordance with generally accepted accounting principles, would not be accounted for by the equity
method of accounting.   Not less than 66 2/3% of Consolidated
Defined Assets of the Company so employed will at all times be managed by the Company, any Subsidiary of the Company, the Shipping Manager, any Subsidiary of the Shipping Manager, any Successor of the Shipping Manager, one or more other shipping management companies reasonably acceptable to the Required Banks or any combination of the foregoing. For the purposes of this
Section 5.04, (a) "Consolidated Defined Assets" means, as of any date as of which a determination is to be made (a "Determination Date"), with respect to any Person, all assets of such Person and its Consolidated Subsidiaries other than cash (including interest-bearing deposits with maturities of less than one year) or investments in marketable securities, as reflected (i) if such Person is the Company, in the consolidated balance sheet of the Company and its Consolidated Subsidiaries most recently delivered to the Banks pursuant to Section 4.04 or 5.01, as the case may be, adjusted on a pro forma basis to reflect the consummation of the transaction referred to in clause (i) or (ii), as the case may be, of the first sentence of this Section (and any other such transactions that shall have occurred after the date of such consolidated balance sheet and on or prior to such Determination
Date) as if such transaction (and any such other transactions) had occurred on the date of such balance sheet and (ii) in the case of any Person other than the Company, in the most recent audited consolidated balance sheet of such Person and its Consolidated Subsidiaries, which shall be as of a date not earlier than 15 months prior to the date of any Investment by the Company or any Subsidiary of the Company in such Person (or, if no such audited consolidated balance sheet shall be available, the most recent unaudited consolidated balance sheet of such Person and its Consolidated Subsidiaries, which shall be as of a date not earlier than 15 months prior to the date of such Investment) and which shall, in either case, be delivered by the Company to each of the Banks on or prior to the date on which the Company is required to deliver any certificate referred to in
Section 5.01(e)(iii); (b) any assets (or portion thereof) of a Joint Venture that are reflected on the consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries) shall be deemed to be "managed" by the Company if the Company has the power to elect or appoint 50% of the board of directors (or other persons performing similar functions) of such Joint Venture; (c) "Shipping Manager" means the principal company that, as of October 31, 1994, is acting as agent for the Company and its Subsidiaries in respect of ships owned, leased or chartered by, and is providing substantially all of the general and administrative services to, the Company and its Subsidiaries; (d) "Successor of the Shipping Manager" means, any Person if, for the period of two years after the date of formation of such Person, all or substantially all of the executive officers and directors were executive officers or directors, as the case may be, of the Shipping Manager immediately prior to the formation of such Person except any executive officer or director who shall have been appointed or elected to such position as a result of any death, disability, retirement or incapacity of any such executive officer or director; (e) "Non-Shipping Person" means, at any time, any Person less than 60% of the Consolidated Defined Assets of which are employed in Shipping and Related Businesses at such time; (f) "Non-Shipping Asset" means (i) a capital asset or (ii) an asset other than a capital asset which, together with any other such assets purchased in one transaction or a series of related transactions, has an aggregate purchase price in excess of $2,500,000, other than (x) cash (including interest-bearing deposits with maturities of less than one year), (y) an investment in marketable securities and (z) any asset employed regularly in Shipping and Related Businesses; and (g) "Shipping and Related Businesses" means any or all of the following: owning, chartering, leasing, crewing, navigating, managing, supplying, operating, building or repairing commercial vessels of all kinds, including but not limited to cargo ships, liners, container ships, passenger vessels, fishing vessels, dredges, submersible and semi-submersible platforms, tugs, barges and ferries; owning, operating or managing transportation assets ancillary to or in furtherance of the transportation of freight and passengers by water; owning, operating or managing warehouses, terminals and other facilities of any kind incidental or ancillary to or in furtherance of the transportation of freight and passengers by water; owning, managing or operating pipelines, terminals, docks, piers, quays, wharves, dry docks, storage facilities and port facilities incidental or ancillary to or in furtherance of the transportation of freight and passengers by water.

          SECTION 5.05. COMPLIANCE WITH LAWS. The Company will comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the failure so to comply could not reasonably be expected to result in a Material Adverse Change or where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 5.06. BOOKS AND RECORDS. The Company will keep, and will cause each of its Material Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities.

          SECTION 5.07. NEGATIVE PLEDGE; MINIMUM UNENCUMBERED ASSETS TO UNSECURED DEBT RATIO. (a) Neither the Company nor any Subsidiary of the Company will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (i) Liens securing Debt of the Company and its Subsidiaries set forth in Schedule 1 hereto, PROVIDED that no such Debt may be extended, renewed, refinanced with secured Debt, increased in amount or secured by additional assets without the consent of the Required
     Banks;

         (ii) Liens on any asset acquired after October 31, 1994 from Persons other than the Company or any of its Subsidiaries securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

        (iii) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives
     Obligations and (ii) do not, individually or in the aggregate, materially detract from the value of the assets of the Company and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of the business of the Company and its Subsidiaries, taken as a whole;

         (iv) Liens on amounts required to be deposited in Restricted Funds pursuant to Title XI reserve fund and financial agreements between the Company or any of its Subsidiaries and the Secretary of Transportation in accordance with Title XI of the Merchant Marine Act,
     1936, as amended, and the regulations promulgated thereunder;

          (v) Liens on assets of Non-Recourse Subsidiaries securing Non-Recourse Debt thereof;

         (vi) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary of the Company or becomes a Subsidiary of the Company and not created in contemplation of such event;

        (vii) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary of the Company and not created in contemplation of such acquisition;

       (viii)  Liens on cash and cash equivalents securing
     Derivatives Obligations; and

         (ix)  Liens not otherwise permitted by the
     foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $20,000,000;

PROVIDED that, immediately after giving effect to the creation or assumption of any such Lien, the sum, without duplication, of (x) the aggregate principal amount of Debt of the Company and its Subsidiaries (other than Non-Recourse Debt of a Non-Recourse Subsidiary) secured by Permitted Liens and (y) the aggregate principal amount of Debt of Subsidiaries of the Company (other than Excluded Subsidiary Debt) shall not exceed the Maximum Amount.

          (b) The ratio of Unencumbered Assets to Unsecured Debt will not at any time be less than 1.5 to 1. For purposes of this subsection (b),

          (i) "Unencumbered Assets" means, as of any date, Tangible Assets (excluding any assets which consist of shares of stock of Subsidiaries (other than Non-Recourse Subsidiaries) of the Company which have been pledged to secure any obligations) LESS the sum of (i) Attributable Debt and (without duplication) (ii) the book value of all assets of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) which are subject to a Lien securing Secured Debt;

          (ii) "Tangible Assets" means, as of any date, the aggregate book value of all assets (except Intangible
     Assets) of the Company and its Subsidiaries (other than Non-
     Recourse Subsidiaries), LESS depreciation, depletion and other properly deductible valuation reserves;

          (iii) "Secured Debt" means, as of any date, Debt of the Company or a Subsidiary of the Company (other than a Non-Recourse Subsidiary) which is secured by a Lien on any of the property or assets of the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary), but only up to the fair value of such property or assets at the time such Debt was initially incurred PROVIDED that no letter of credit, letter of guarantee or other similar instrument shall constitute Debt for purposes of this Section 5.07(b) unless a drawing thereunder is not reimbursed on the date of such drawing; and

          (iv) "Unsecured Debt" means, as of any date, all Debt of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) as of such date other than Secured Debt PROVIDED that no letter of credit, letter of guarantee or other similar instrument shall constitute Debt for purposes of this Section 5.07(b) unless a drawing thereunder is not reimbursed on the date of such drawing.

          SECTION 5.08. COMPANY DEBT. The Company will not issue, incur, assume or Guarantee any Debt secured by Permitted Liens if, immediately after giving effect thereto, the sum, without duplication, of (x) the aggregate principal amount of Debt of the Company and its Subsidiaries (other than Non-Recourse Debt of Non-Recourse Subsidiaries) secured by Permitted Liens and
(y) the aggregate principal amount of Debt of Subsidiaries (other than Excluded Subsidiary Debt) shall exceed the Maximum Amount.

          SECTION 5.09. SUBSIDIARY DEBT. (a) Neither OBS nor OIN will, and the Company will not permit any of its Subsidiaries to, issue, incur, assume or Guarantee any Debt other than (i) Debt to the Banks hereunder, (ii) Debt incurred for the purpose of financing all or any part of the cost of acquiring any asset from any Person (other than the Company or any of its Subsidiaries or any of their respective Affiliates), PROVIDED that such Debt is incurred concurrently with or within 180 days after the acquisition thereof, (iii) Non-Recourse Debt of Non-Recourse Subsidiaries, (iv) Debt of Subsidiaries of the Company (other than Non-Recourse Subsidiaries) to the Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) and (v) Short-Term Debt.

          (b) Neither OBS nor OIN will, and the Company will not permit any of its Subsidiaries to, issue, incur, assume or Guarantee any Debt (other than Excluded Subsidiary Debt which, in the case of any such Debt other than Non-Recourse Debt, is not secured), including, without limitation, Debt referred to in subsection (a) if, immediately after giving effect thereto, the sum, without duplication, of (x) the aggregate principal amount of Debt of all Subsidiaries of the Company (other than Excluded Subsidiary Debt) and (y) Debt of the Company and its Subsidiaries (other than Non-Recourse Debt of Non-Recourse Subsidiaries) secured by Permitted Liens shall exceed the Maximum Amount.

         SECTION 5.10. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) None of the Company, OBS or OIN will consolidate or merge with or into any other Person and (b) none of the Company, OBS or OIN will, and the Company will not permit any of its Subsidiaries (other than OBS and OIN) to, sell, lease (other than chartering in the ordinary course of business, which shall not include bareboat chartering for periods in excess of 10 years) or otherwise transfer, directly or indirectly, including without limitation by means of a merger or consolidation of any Subsidiary of the Company (other than OBS or OIN) with or into any other Person, all or substantially all of the assets of the Company and its Consolidated Subsidiaries, considered as a whole, to any other Person, unless (x) (i) in the case of any such consolidation, merger, sale, lease or other transfer by the Company, the Company is the surviving Person or (ii) in the case of any such consolidation, merger, sale, lease or other transfer by OBS, OIN or any other Subsidiary of the Company, the Company or a Wholly-Owned Consolidated Subsidiary is the surviving Person and (except in the case of a consolidation, merger, sale, lease or other transfer by OIN or any other Subsidiary of the Company that is not on October 31, 1994 organized under the laws of the United States or any state thereof) if a Wholly-Owned Consolidated Subsidiary shall be the surviving Person, it shall be organized under the law of the United States or any state thereof; (y) immediately before and immediately after giving effect to such consolidation, merger, sale, lease or transfer, no Default shall have occurred and be continuing; and (z) if the Administrative Agent shall have theretofore notified or shall, within 10 Domestic Business Days after receiving notice of such consolidation, merger, sale, lease or transfer, notify the Company of the determination of the Co-arrangers pursuant to clauses (i) and (ii) of Section 5.12(a), the Company shall, notwithstanding any provisions of Section 5.12 to the contrary, prior to or concurrently with such merger, consolidation, sale, lease or transfer, comply with the provisions of clauses (x) through (z), inclusive, of Section 5.12(a).

          SECTION 5.11. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrowers for general corporate purposes (which may include acquisitions); PROVIDED that, without the consent of all the Banks, none of such proceeds will be used, directly or indirectly, for the purpose of effecting an Unapproved Acquisition. None of such proceeds will be used in violation of Regulation U or any applicable law or regulation.

          SECTION 5.12. SECURITY INTEREST. (a) If the Co-arrangers shall have unanimously determined in their reasonable judgment that (i) a change in control of the Company has occurred and (ii) such change in control is materially detrimental to the Company and its Subsidiaries, considered as a whole, then the Company shall, or shall cause one or more of its Subsidiaries to, not later than the 90th day after receipt of notice by the Company from the Administrative Agent of such determination (or, if such day is not a Domestic Business Day, the next succeeding Domestic Business Day), (x) grant a security interest in, pledge, assign or mortgage, pursuant to one or more agreements or other instruments to which the Company (and any relevant Subsidiary of the Company) is a party (collectively, the "Security Documents"), assets of the Company or any Subsidiary of the Company (the "Collateral") to or in favor of the Administrative Agent for the benefit of the Banks as collateral for the Loans made or to be made hereunder, such assets to be subject to no other Liens (other than (i) Liens arising in the ordinary course of business which (A) do not secure Debt and (B) do not, individually or in the aggregate, materially detract from the value of the Collateral as collateral hereunder and (ii) Liens securing the liabilities of each Borrower and its subsidiaries under the Reimbursement Agreements, in each case with respect to the Liens referred to in this clause (ii), on an equal and ratable basis with the obligations of the Borrowers hereunder) and to have an aggregate fair market value (taking into account such Liens) at least equal to 130% of the sum of the aggregate principal amount of all Loans outstanding on such 90th day (or such next succeeding Domestic Business Day) and the aggregate amount of all liabilities of each Borrower and its subsidiaries under the Reimbursement Agreements as of such date, (y) provide to the Administrative Agent one or more opinions of counsel, the form and substance of each such opinion and such counsel to be reasonably satisfactory to the Required Banks, as to the creation, validity, effectiveness, perfection and priority of such security interests, pledges, assignments and mortgages, compliance with Regulation U, the absence of any fraudulent conveyance or transfer and such other matters as the Required Banks may reasonably request and (z) amend or modify this Agreement, pursuant to one or more amendments or modifications in form and substance satisfactory to the Required Banks, to the extent necessary or desirable, in the reasonable judgment of the Required Banks, to take into account the Security Documents and such security interests, pledges, assignments and mortgages and such other matters related thereto as the Required Banks may reasonably request, such amendments and modifications to include, without limitation, one or more representations and warranties, covenants, events of default and indemnities relating to the subject matter addressed in clauses (x) through (z) above, or the Security Documents, opinions or other writings referred to therein. In order for the Company to satisfy its obligations under this Section 5.12 and without limiting the provisions set forth above, the assets constituting Collateral hereunder, the determination of the fair market value thereof and the form and substance of the Security Documents, the opinions referred to in clause (y) above and the amendments and modifications referred to in clause (z) above must each be satisfactory in form and substance to the Required Banks and the Company must have received a certificate signed by the Required Banks stating that the Company has complied with its obligations under this Section 5.12.

          (b) At all times after the 90th day (or the next succeeding Domestic Business Day) referred to in subsection (a) above the fair market value (determined as provided in subsection
(a)) of the Collateral securing Loans hereunder shall be at least equal to 130% of the aggregate principal amount of all Loans outstanding hereunder from time to time.

          (c) No Co-arranger shall incur any liability to any Person (including, without limitation, any other Bank) as a result of any determination (or any failure to make any determination) pursuant to clauses (i) and (ii) of subsection
(a). Each of the Borrowers hereby indemnifies, and each of the Banks hereby indemnifies ratably in accordance with its Commitment (to the extent that the Borrowers do not so indemnify), each Agent and each of the Co-arrangers against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from its gross negligence or wilful misconduct) that it may suffer or incur in connection with any action taken or omitted to be taken pursuant to this Section 5.12.

          SECTION 5.13. LETTERS OF CREDIT. (a) No Borrower shall, and the Company shall not permit any of its Subsidiaries to, incur any obligation to any bank (including any Bank) or other Person (a "Secured Issuer") in respect of any letter of credit, letter of guaranty or similar instrument ("Letter of Credit") issued by such Secured Issuer, which obligation is secured by a Lien on any asset of the Company or any of its Subsidiaries, unless (i) such Secured Issuer is acceptable to the beneficiary of the proposed Letter of Credit, (ii) the relevant Borrower (or the Company in the case of any Subsidiary of the Company other than OBS or OIN) shall have, at least 20 days prior thereto, requested offers to issue such Letter of Credit on an unsecured basis, from the Banks (or any of them) by notice to each of the Banks specifying:

          (A) the date of issuance of the proposed Letter of Credit,

          (B) the aggregate amount of the proposed Letter of Credit,

          (C) the expiration date of the proposed Letter of Credit, and

          (D) the other terms of the proposed Letter of Credit; and

(iii) such Borrower (or the Company) shall not have received an offer from one or more Banks pursuant to subsection (b) below to issue such Letter of Credit on the proposed terms at a fee which does not exceed by more than 1/4 of 1% per annum the fee offered by such Secured Issuer in connection with the issuance of such Letter of Credit. The Company shall determine in good faith whether the fee offered by any Bank or Banks which offer to issue such Letter of Credit on the proposed terms exceeds by more than 1/4 of 1% per annum the fee offered by such Secured Issuer in the event that such fees are not directly comparable. At the time of any request by any Borrower for offers to issue any Letter of Credit pursuant to this subsection, such Borrower shall deliver to each of the Banks a detailed description of the underlying transaction in support of which the Letter of Credit is proposed to be issued.

          (b) Each Bank may submit an offer or offers, individually or in conjunction with any other Bank or Banks, to issue any proposed Letter of Credit. Any such offer shall be delivered to the Borrower within 15 days of such Bank's receipt of notice from such Borrower (or the Company) pursuant to subsection (a) and shall specify:

          (i) the date of issuance of the proposed Letter of Credit,

         (ii) the aggregate amount of the proposed Letter of Credit,

        (iii) the expiration date of the proposed Letter of Credit and

         (iv)  the fee offered for such Letter of Credit.

The liability of any Bank with respect to any offer to issue any Letter of Credit pursuant to this Section shall be several, not joint.

          (c) If such Borrower (or the Company) shall have received an offer from one or more Banks to issue such Letter of Credit on the proposed terms at a fee which shall not exceed by more than 1/4 of 1% per annum (determined as provided in subsection (a) above) the fee offered by such Secured Issuer for the issuance of such Letter of Credit, then (i) such Borrower shall accept the offer of such Bank or Banks to issue such Letter of Credit or (ii) none of the Borrowers shall, and the Company shall not permit any of its Subsidiaries to, solicit or accept any offer from any Secured Issuer for the issuance of any Letter of Credit relating to the underlying transaction in connection with which such initial Letter of Credit was proposed to be issued for a period of six months from the 15th day referred to in subsection (b) above. If such Borrower (or the Company) shall have received more than one offer from one or more Banks to issue such Letter of Credit on the proposed terms at a fee which shall not exceed by more than 1/4 of 1% per annum the fee offered by any such Secured Issuer, then such Borrower shall accept the offer of such Bank or Banks offering to issue such unsecured Letter of Credit at the lowest fee per annum. The Company shall determine in good faith which such fee is the lowest in the event that the fees offered by such Bank or Banks are not directly comparable. If any Borrower (or the Company) shall accept the offer of any Bank or Banks to issue a Letter of Credit pursuant to this Section 5.13, then such Borrower (or the Company) and such Bank or Banks shall execute and deliver a reimbursement agreement (a "Reimbursement Agreement") in the form of Exhibit G hereto, but with such changes and additions thereto and deletions therefrom as shall be satisfactory to each of such Borrower (or the Company) and such Bank or Banks. Unless such Borrower (or the Company) shall have otherwise notified the Administrative Agent, Banks party to this Agreement shall at all times be required to have interests in each Letter of Credit issued pursuant to this Section 5.13 at least equal to the aggregate percentage interest therein that is required to approve amendments or waivers (other than any such amendments or waivers requiring a unanimous vote) under the related Reimbursement Agreement.

          (d) Nothing in this Section is intended to restrict the ability of the Company or any of its Subsidiaries to incur any obligation otherwise permitted under this Agreement in respect of any Letter of Credit, on an unsecured basis, from any bank that is not a party to this Agreement.

          SECTION 5.14.  OWNERSHIP OF OBS AND OIN.  Each of OBS
and OIN shall at all times be a Wholly-Owned Consolidated
Subsidiary.

          SECTION 5.15. AGENT FOR SERVICE OF PROCESS FOR OIN. The Company shall cause OIN to maintain at all times North American Ship Agencies, Inc. or another agent acceptable to the Required Banks as its agent for service of process in the State of New York and shall cause any other such agent to execute and deliver to the Company and the Administrative Agent a letter accepting such agency, in substantially the form of Exhibit E hereto, prior to or concurrently with such other agent's acceptance of its appointment as agent for service of process for OIN and the predecessor agent's resignation as such agent.

          SECTION 5.16.  MINIMUM CONSOLIDATED WORKING CAPITAL.
Consolidated Working Capital will not at the end of any Fiscal
Quarter be less than $0.

          SECTION 5.17. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than the sum of $578,000,000 PLUS an amount equal to 50% of Consolidated Net Income for each Fiscal Quarter from and including the Fiscal Quarter ended March 31, 1994 to but excluding the second Fiscal Quarter preceding the Fiscal Quarter as of the end of which this determination is to be made.

          SECTION 5.18.  MAXIMUM TOTAL DEBT TO CONSOLIDATED
TANGIBLE NET WORTH RATIO.  The ratio of Total Debt to
Consolidated Tangible Net Worth will at no time be greater than
1.75 to 1.

          SECTION 5.19. MINIMUM LIQUID CASH FLOW COVERAGE RATIO. The Liquid Cash Flow Coverage Ratio for the most recent period of four consecutive Fiscal Quarters (including Fiscal Quarters ending prior to the Amendment Effective Date until four Fiscal Quarters shall have ended subsequent to the Amendment Effective
Date) shall not be less than 2.00 to 1.

          SECTION 5.20. MAXIMUM INVESTMENTS IN JOINT VENTURES. The Company will not, and will not permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, make any Investment in any Joint Venture on any date if, immediately after giving effect to such Investment, the aggregate amount of all such Investments made by the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) after June 30, 1994 would exceed 22.5% of Consolidated Net Tangible Assets as of the date of determination. For purposes of this Section, "Consolidated Net Tangible Assets" means, as of any date, the aggregate net book value of all assets of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries), as the same is reflected in the consolidated balance sheet of the Company and its Consolidated Subsidiaries (other than Non-Recourse Subsidiaries), LESS the sum of (x) their consolidated Intangible Assets and (y) Total Current Liabilities, all determined as of such date.


                         ARTICLE VI

                          DEFAULTS

          SECTION 6.01.  EVENTS OF DEFAULT.  If one or more of
the following events ("Events of Default") shall have occurred and be continuing:

          (a) (i) any Borrower shall fail to pay when due any principal of any Loan, (ii) the Company shall fail to pay when due any amount payable by the Company under Article IX in respect of the principal of any Loan to OBS or OIN, (iii) the Company shall fail to pay within two Domestic Business Days of the due date thereof any other amount payable by the Company under Article IX or (iv) any Borrower shall fail to pay within two Domestic Business Days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

          (b) any Borrower shall fail to observe or perform any covenant contained in Sections 5.03(b), 5.07 to 5.12, inclusive, and 5.14 to 5.20, inclusive;

          (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 15 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Company or any Subsidiary of the Company shall fail to make any payment in respect of any Material
     Financial Obligation (other than the Notes) when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary of the Company under the federal bankruptcy laws as now or hereafter in effect;

          (i) (i) any member of the ERISA Group or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it or they shall have become liable to pay under Title IV of ERISA or (ii) any member of the ERISA Group or any ERISA Affiliate, individually or collectively, shall incur, or shall reasonably expect to incur, any Withdrawal Liability or liability upon the happening of a Termination Event and the aggregate of all such Withdrawal Liabilities and such other liabilities shall be in excess of $30,000,000;

          (j) judgments or orders for the payment of money in excess of $5,000,000 (or its equivalent in any other currency) shall be rendered against the Company or any Subsidiary of the Company and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) the obligations of the Company under Article IX shall at any time and for any reason cease to be valid and binding or the Company shall purport to renounce its guarantee of the obligations of OBS or OIN hereunder;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrowers, terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrowers, declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company, without any notice to any Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and, in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Borrower other than the Company, without any notice to any Borrower or any other act by the Administrative Agent or the Banks, the Commitments available to such Borrower shall thereupon terminate and the Notes of such Borrower (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower and the Company.

          SECTION 6.02.  NOTICE OF DEFAULT.  The Administrative
Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.



                        ARTICLE VII

                         THE AGENTS

          SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. AGENTS AND AFFILIATES. Morgan Guaranty Trust Company of New York and Citibank, N.A., shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent and each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Company or any Subsidiary of the Company or any Affiliate thereof as if it were not an Agent hereunder.

          SECTION 7.03. ACTION BY AGENTS. The obligations of each Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except, in the case of the Administrative Agent, as expressly provided in Article VI.

          SECTION 7.04. CONSULTATION WITH EXPERTS. Each Agent may consult with legal counsel (who may be counsel for one or more of the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. LIABILITY OF THE AGENTS. Neither Agent nor any of their respective directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower (including, without limitation, Section 5.12); (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or that such indemnitees may suffer or incur in connection with any action taken or omitted by such indemnitees hereunder. Without limiting the generality of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrowers. Under no circumstances shall either Agent be obligated to expend its own funds for the protection of the interests of the Banks, but each Agent shall be entitled to be indemnified to its satisfaction hereunder by the Banks prior to taking any action or expending any funds hereunder.

          SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Company shall appoint a successor Administrative Agent, subject to the consent of the Required Banks (determined for this purpose as if the Bank resigning as Administrative Agent had no Commitment and held no Notes hereunder). If no successor Administrative Agent shall have been so appointed by the Company, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

          SECTION 7.09. AGENTS' FEES. The Company shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and such Agent. In connection with any assignment pursuant to Section 2.17(c),
8.05 or 10.05(c), the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,000.


                        ARTICLE VIII

                  CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE
INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company (and the Borrower, if the Company is not the Borrower) and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any related Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date,
(i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 8.02. ILLEGALITY. If, on or after October 31, 1994, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company (and such Borrower if the Company is not such Borrower), whereupon until such Bank notifies the Company (and such Borrower if the Company is not such Borrower) and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to such Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If, on or after (x) October 31, 1994, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax or the imposition of a new tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (x) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (y) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement included in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent and the Company if the Company is not the Borrower), the applicable Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after October 31, 1994, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after October 31, 1994, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.04. BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies such Borrower (and the Company if it is not such Borrower) that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a)  all Loans to such Borrower which would
     otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid, all Payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.05. SUBSTITUTION OF BANK. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, the Company shall have the right, upon 20 Business Days' prior notice to such Bank, to cause one or more banks (which may be one or more of the Banks), each such bank (except any Bank) to be reasonably satisfactory to the Required Banks (determined for this purpose as if such Bank had no Commitment and held no Notes hereunder) and, in each case, with the written acknowledgement of the Administrative Agent, to purchase the Notes and assume the Commitment of such Bank pursuant to an Assignment and Assumption Agreement. If one or more such banks are identified by the Company and, if required pursuant to this Section, approved as being reasonably satisfactory to the Required Banks (determined as provided above), the transferor Bank shall consent to such sale and assumption by executing and delivering an Assignment and Assumption Agreement. Upon execution and delivery of an Assignment and Assumption Agreement by the Company, the transferor Bank, the Assignee, the Administrative Agent and, if required pursuant to this Section, the Required Banks (determined as provided above), and payment by the Assignee to the transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall become a Bank party to this Agreement (if it is not already a party hereto) and shall have all the rights and obligations of a Bank with a Commitment (which, if such Assignee is already a party hereto, shall take into account such Assignee's then existing Commitment hereunder) as set forth in such Assignment and Assumption Agreement and the transferor Bank shall be released from its obligations hereunder and no further consent or action by any other Person shall be required. Upon the consummation of any assignment pursuant to this Section 8.05, the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In the event that the Administrative Agent, in its capacity as a Bank, is required to sell its Notes and its Commitment hereunder pursuant to this Section 8.05, the Administrative Agent shall, promptly upon the consummation of any assignment pursuant to this Section 8.05, resign as Administrative Agent hereunder and the Company shall (subject to the consent of the Required Banks) have the right to appoint another Co-arranger as successor Administrative Agent, all in accordance with Section 7.08.


                         ARTICLE IX

                          GUARANTY

          SECTION 9.01. THE GUARANTY. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by OBS and OIN pursuant to this Agreement and the full and punctual payment of all other amounts payable by OBS and OIN under this Agreement. Upon failure by OBS or OIN to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

          SECTION 9.02.  GUARANTY UNCONDITIONAL.  The obligations
of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                    (i)  any extension, renewal, settlement,
          compromise, waiver or release in respect of any obligation of OBS or OIN under this Agreement or any Note, by operation of law or otherwise;

                   (ii)  any modification or amendment of or
          supplement to this Agreement or any Note;

                  (iii)  any release, non-perfection or
          invalidity of any direct or indirect security for any obligation of OBS or OIN under this Agreement or any Note;

                   (iv)  any change in the corporate existence,
          structure or ownership of OBS or OIN, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting OBS or OIN or their respective assets or any resulting release or discharge of any obligation of OBS or OIN contained in this Agreement or any Note;

                    (v)  the existence of any claim, set-off or
          other rights which the Company may have at any time against OBS, OIN, either Agent, any Bank or any other Person, whether in connection herewith or any unrelated transaction, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                   (vi)  any invalidity or unenforceability
          relating to or against OBS or OIN for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by OBS or OIN of the principal of or interest on any Note or any other amount payable by OBS or OIN under this Agreement; or

                  (vii) any other act or omission to act or delay of any kind by OBS or OIN, either Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

          SECTION 9.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations hereunder shall remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by OBS and OIN under this Agreement shall have been paid in full. If at any time any Payment of the principal of or interest on any Note or any other amount payable by OBS or OIN under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of OBS or OIN or otherwise, the Company's obligations hereunder with respect to such Payment shall be reinstated as though such Payment had been due but not made at such time.

          SECTION 9.04. WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof and presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against OBS or OIN or any other Person.

          SECTION 9.05. WAIVER OF SUBROGATION. The Company irrevocably waives, but only until the Commitments hereunder shall terminate and all amounts payable hereunder by the Company to the Banks (or any of them) or either Agent have been paid in full, any and all rights to which it may be entitled, by operation of law or otherwise, upon making any Payment hereunder to be subrogated to the rights of the payee against OBS or OIN with respect to such Payment or otherwise to be reimbursed, indemnified or exonerated by OBS or OIN in respect thereof.

          SECTION 9.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by OBS or OIN under this Agreement or the Notes is stayed upon the insolvency, bankruptcy or reorganization of OBS or OIN, as the case may be, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the requisite proportion of the Banks specified in Article VI of this Agreement.


                         ARTICLE X

                       MISCELLANEOUS

          SECTION 10.01. NOTICES. All notices, requests, consents and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or any Agent, at its address, telex number or telecopier number set forth on the signature pages of this Amended Agreement, (y) in the case of any Bank, at its address, telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers; PROVIDED that, the Company shall at all times maintain its address for such purposes in the State of New York and that, in the case of any other Borrower, notice shall be given to such Borrower at the address applicable to the Company pursuant to this Section. Each such notice, request, consent or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

          SECTION 10.02. NO WAIVERS. No failure or delay by either Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.03.  EXPENSES; DOCUMENTARY TAXES;
INDEMNIFICATION. (a) The Company shall pay (i) all out-of-pocket expenses of each Agent, including reasonable fees and disbursements of Davis Polk & Wardwell, special counsel for the Agents (or any successor firm selected by the Agents to serve as such counsel), in connection with the preparation of this Amended Agreement and each Note, any waiver or consent hereunder or any amendment hereof (other than any such amendment that expressly states that it is being entered into at the request of one or more Banks) or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent or any Bank, including reasonable fees and disbursements of its counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Amended Agreement or any Note or the transfer of any Note pursuant to Section 2.17(c) or 8.05.

          (b) Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower for any action taken or not taken by it in connection herewith in the absence of its own gross negligence or willful misconduct. The Company hereby agrees to indemnify each Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 10.04. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of the Borrowers and the Required Banks (and, if the rights or duties of either Agent are affected thereby, by such Agent); PROVIDED that no amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any Payment of principal of or interest on any Loan or any fees hereunder or for any termination of any Commitment, (iv) amend, modify or waive any provision of Article IX or Section 5.12 (other than clause
(y) of subsection (a) thereof) or (v) amend or modify this
Section 10.04 or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or category of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          SECTION 10.05. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Borrowers may assign or otherwise transfer any of its rights under this Agreement without the prior consent of all Banks.

          (b) Any Bank or Assignee may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank grants such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and the other Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 10.04 or any amendment or waiver of any provision of
Article IX or any release of any security delivered as collateral for the Loans pursuant to Section 5.12 without the written consent of the Participant. Each Borrower agrees that each Participant shall, subject to subsection (f) of this Section, be entitled to a portion of the benefits of Article VIII and Sections 2.15 and 2.18 to be derived by the Bank that sold such Participant a participating interest in its Commitment or Loans hereunder which is attributable to the participating interest of such Participant. An assignment or other transfer which is not permitted by subsection (c) or (e) below or Section 2.17(c) or
8.05 shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to any bank (including, without limitation, a Bank) or other financial institution all, or a proportionate part in an amount equal to $10,000,000 or any multiple thereof of all of its rights and obligations under this Agreement and the Notes of each Borrower, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and such transferor Bank, with (and subject to), the subscribed consent of the Company, which consent shall not be unreasonably withheld, and the subscribed acknowledgement of the Administrative Agent; PROVIDED that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and PROVIDED FURTHER that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of an Assignment and Assumption Agreement pursuant to this subsection (c) and payment by the Assignee to the transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement (if it is not already a party hereto) and shall have all the rights and obligations of a Bank with a Commitment (which, if such Assignee is already a party hereto, shall take into account such Assignee's then existing Commitment hereunder) as set forth in such Assignment and Assumption Agreement and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any other Person shall be required. Except as set forth in this
Section 10.05 and as provided in Sections 2.17(c) and 8.05, no Bank may assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior consent of the Company.

          (d) Upon the consummation of any assignment pursuant to subsection (c) of this Section, the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. If any Assignee which becomes a Bank pursuant to this Agreement is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent a certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with subsection (a) of Section 2.17.

          (e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to any Affiliate of such Bank or any Federal Reserve Bank, without the consent of any Borrower, PROVIDED that no Bank shall, without the consent of the Company, change its Applicable Lending Office with respect to any Loan or make any assignment pursuant to this Section if (x) immediately prior to such change or assignment such Bank shall have been entitled to receive Payments without withholding or deduction for United States federal income tax and (y) immediately after such change or assignment such Bank or the assignee of such Bank, as the case may be, would not be entitled to receive Payments without any such deduction or withholding.
No assignment pursuant to this subsection (e) shall release the transferor Bank from its obligations hereunder.

          (f) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.15, 2.18 or 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company's prior consent, (ii) by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances, (iii) with respect to any Assignee pursuant to subsection (c) or (e) above at a time when the circumstances giving rise to such greater payment did not exist or (iv) pursuant to the provisions of Section 2.17(b) or (c) or 8.05.

          SECTION 10.06.  COLLATERAL.  Each of the Banks
represents to each of the Agents and the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 10.07.  GOVERNING LAW; SUBMISSION TO
JURISDICTION; WAIVER OF JURY TRIAL; AGENT FOR SERVICE OF PROCESS.
(a) This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Borrowers, the Agents and the Banks hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          (b) OIN hereby irrevocably designates and appoints North American Ship Agencies, Inc., 1114 Avenue of the Americas, New York, New York 10036, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or until the appointment of a successor agent satisfactory to the Required Banks and such successor agent's acceptance of such appointment, as the agent of OIN to receive on its behalf service of all process brought against it with respect to any such proceeding in any such court in New York, such service being hereby acknowledged by OIN to be effective and binding in every respect whether or not OIN shall then be doing or shall have at any time done business in New York. A copy of any such process so served shall, if permitted by law, be sent by registered air mail to OIN and delivered to it at its address specified pursuant to Section 10.01. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of any Bank or either Agent to institute proceedings against OIN in the courts of any other jurisdiction.

          SECTION 10.08. COUNTERPARTS; INTEGRATION. This Amended Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amended Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 10.09. CERTAIN PROVISIONS OF THE EXISTING AGREEMENT. If and to the extent that the Amendment Effective Date occurs and a Borrowing occurs on that date, each Bank agrees to waive the seven Domestic Business Day notice period contained in Section 2.08 of the Existing Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              OVERSEAS SHIPHOLDING GROUP, INC.


                              By     S/Robert N.Cowen
                                -----------------------------
                                Title: Senior Vice President

                              1114 Avenue of the Americas
                              New York, New York  10036
                              Attention:  General Counsel
                              Telex number:  426011 OSHG


                              OSG BULK SHIPS, INC.


                              By     S/Ran Hettena
                                ---------------------------
                                Title: President

                              c/o Overseas Shipholding Group, Inc.
                              1114 Avenue of the Americas
                              New York, New York  10036
                              Attention:  Secretary
                              Telex number:  426011 OSHG


                              OSG INTERNATIONAL, INC.


                              By     S/Ran Hettena
                                ---------------------------
                                Title: Vice President

                              c/o Overseas Shipholding Group, Inc.
                              1114 Avenue of the Americas
                              New York, New York  10036
                              Attention:  Secretary
                              Telex number:  426011 OSHG

COMMITMENTS
-----------
                              CO-ARRANGERS:

$ 51,875,000                  MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK


                              By     S/Diana H. Imhof
                                ----------------------------
                                  Title: Associate


$ 51,875,000                  CITIBANK, N.A.


                              By    S/John Hess
                                ----------------------------
                                 Title: Vice President


$ 51,875,000                  THE BANK OF NOVA SCOTIA


                              By   S/Terry K. Fryett
                                ---------------------------
                                 Title: Vice President


$ 51,875,000                  BARCLAYS BANK PLC


                              By    S/Peter Yetman
                                --------------------------
                                 Title: Associate Director


$ 51,875,000                  CIBC, INC.


                              By   S/Judith D. Domkowski
                                -------------------------
                                 Title: Vice President


$ 51,875,000                  THE CHASE MANHATTAN BANK, N.A.


                              By  S/Francis J. Bergold
                                -------------------------
                                  Title: Vice President


$ 51,875,000                  CHEMICAL BANK


                              By   S/Richard W. Stewart
                                ------------------------
                                  Title: Vice President


$ 51,875,000                  LTCB TRUST COMPANY


                              By   S/Rene O. LeBlanc
                                ------------------------
                                  Title: Senior Vice President


                              OTHER BANKS:

$ 35,000,000                  ROYAL BANK OF CANADA


                              By  S/D.G. Calancie
                                -----------------------
                                  Title: Senior Manager


$ 25,000,000                  THE FIRST NATIONAL BANK OF BOSTON


                              By   S/Daniel O'Connor
                                -----------------------
                                  Title: Director


$ 25,000,000                  THE MITSUBISHI BANK, LIMITED


                              By   S/Paula Mueller
                                ------------------------
                                  Title: Vice President


-----------------

Total Commitments

$500,000,000
=================


                                MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, as Documentation Agent


                                By   S/Diana H. Imhof
                                  ---------------------------
                                Title:  Associate
                                60 Wall Street
                                New York, New York  10260
                                Telecopy Number:(212)648-5014
                                Attention:  Diana Imhof

                                CITIBANK, N.A.,
                                    as Administrative Agent


                                By   S/John Hess
                                  --------------------------
                                   Title: Vice President
                                   One Court Square
                                   7th Floor
                                   Long Island City, NY  11120
                                   Telecopy Number: (718)248-4844
                                   Attention:  Leonard Sarcona


The undersigned agrees to the amendments made under the foregoing Amended and Restated Credit Agreement (including without limitation Section 10.09) and acknowledges that, once it has been paid all amounts owed to it thereunder, it will not be a Bank thereunder for purposes of the period commencing on the Amendment Effective Date.


SWISS BANK CORPORATION


By  S/David S. Dickenson
  ----------------------
   Title:  Director
           International
           Merchant Banking


By  S/William M. Coulter
  ----------------------
   Title:  Director
           Commodity Trade Finance


Agreed and accepted as of the
Amendment Effective Date.

CITIBANK, N.A.,
as Manager and Administrative Agent


By:  S/John Hess
   ----------------------
    Title: Vice President

                             SCHEDULE 1

                         OSG SUPER FACILITY

                    SCHEDULE OF PERMITTED LIENS

                                               DEBT/LEASE
                                               OBLIGATION
                                             OUTSTANDING AS
                                         OF SEPTEMBER 30, 1994
                                         ---------------------

CAPITAL LEASES
   O/S CHICAGO                                 $17,077,202
   O/S OHIO                                     18,291,623
   O/S NEW YORK                                 20,853,285
   O/S WASHINGTON                               22,048,418
   O/S HARRIETTE                                10,866,227
   O/S MARILYN                                  11,013,349
   O/S PHILADELPHIA                             36,807,441
   O/S NEW ORLEANS                              37,056,747
                                              ------------

CAPITAL LEASE SUBTOTAL                        $174,014,291

TITLE XI BONDS
   O/S BOSTON                                  $11,820,000

C. ITOH DEBT
   SUZANNE                                     $10,443,317

TEACHERS PRIVATE PLACEMENTS
   PACIFIC HUNTER                               10,221,319
   ATLANTIA                                     11,827,921
                                               -----------

TEACHERS SUBTOTAL                              $22,049,240
                                               -----------

   TOTAL SCHEDULE 1 LIENS                     $218,326,848

                         SCHEDULE 2

                 NON-RECOURSE SUBSIDIARIES


          There are no Non-Recourse Subsidiaries as of the Amendment Effective Date. See Section 4.09(b).

                      PRICING SCHEDULE



          The "Euro-Dollar Margin", "CD Margin", "Commitment Fee Rate" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:
                    (basis points per annum)
                    ------------------------
Status               Level    Level     Level    Level   Level
                       I       II        III      IV       V

Euro-Dollar Margin    36.25    43.125    47.50    55.00    92.50
CD Margin             48.75    55.625    60.00    67.50   105.00
Commitment Fee Rate    5.00     5.00      5.00     5.00     5.00
Facility Fee Rate     13.75    16.875    20.00    25.00    32.50



          For purposes of this Schedule, the following terms have the following meanings:

          "Level I Status" exists at any date if, at such date, the Company's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's.

          "Level II Status" exists at any date if, at such date, (i) the Company's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) Level I
Status does not exist.

          "Level III Status" exists at any date if, at such date, (i) the Company's long-term debt is rated (x) BBB- or higher by S&P and Ba1 or higher by Moody's or (y) BB+ or higher by S&P and Baa3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

          "Level IV Status" exists at any date if, at such date, (i) the Company's long-term debt is rated BB+ or higher by S&P and Ba1 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

          "Level V Status" exists at any date if, at such date, no other Status exists.

          "Moody's" means Moody's Investors Service, Inc.

          "S&P" means Standard & Poor's Ratings Group.

          "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV
Status or Level V Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the publicly-traded senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                                   EXHIBIT A





                            NOTE



                                       New York, New York
                                                    , 199
                                        --------  --     --



          For value received,                        , a
            corporation (the "Borrower"), promises to pay to
the order of                            (the "Bank"), for
the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such
Loan.   The Borrower promises to pay interest on the unpaid
principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Citibank, N.A., 399 Park Avenue, New York, New York 10043.

          All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of February 9, 1990, as amended and restated as of October 31, 1994, among Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc., the banks listed on the signature pages thereof, Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.



                           [BORROWER]



                           By----------------------------
                              Title:

              LOANS AND PAYMENTS OF PRINCIPAL


------------------------------------------------------------
        Type and   Amount of
         Amount    Principal    Maturity    Notation
Date    of Loan      Repaid       Date      Made By
------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

                                                 EXHIBIT B-1



             FORM OF MONEY MARKET QUOTE REQUEST



                                       [Date]




To:    Citibank, N.A. (the "Administrative Agent")

From:  [Name of Borrower]

Re:    Amended and Restated Credit Agreement (the "Credit
       Agreement") dated as of February 9, 1990, as amended and restated as of October 31, 1994, among Overseas
       Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG
       International, Inc., the Banks party thereto, the Administrative Agent and Morgan Guaranty Trust Company of
       New York, as Documentation Agent


          We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  -----------------


PRINCIPAL AMOUNT*                INTEREST PERIOD**

$


          Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London
Interbank  Offered Rate.]

          Terms used herein have the meanings assigned to them in the Credit Agreement.


                              [NAME OF BORROWER]



                              By---------------------------
                                 Title:
---------------

      *Amount must be $10,000,000 or a larger multiple of $1,000,000.

     **Not less than one month (LIBOR Auction) or not less than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                             EXHIBIT B-2


         FORM OF INVITATION FOR MONEY MARKET QUOTES


To:  [Name of Bank]

Re:  Invitation for Money Market Quotes to [Name of
     Borrower] (the "Borrower")


          Pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of February 9, 1990, as amended and restated as of October 31, 1994, among Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc., the Banks party thereto, the undersigned, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  -----------------

PRINCIPAL AMOUNT                 INTEREST PERIOD

$


          Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                              CITIBANK, N.A.


                              By---------------------------
                                 Authorized Officer

                                             EXHIBIT B-3

                 FORM OF MONEY MARKET QUOTE


To:  Citibank, N.A., as Administrative Agent

Re:  Money Market Quote to
     [Name of Borrower] (the "Borrower")

          In response to your invitation on behalf of the
Borrower dated                , 19  , we hereby make the
following Money Market Quote on the following terms:

1.   Quoting Bank:  -----------------------------
2.   Person to contact at Quoting Bank:

     ---------------------------------
3.   Date of Borrowing: --------------*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest
     Periods and at the following rates:

Principal  Interest   Money Market
 AMOUNT**  PERIOD***      [MARGIN****] [ABSOLUTE RATE*****]

$

$

     [Provided, that the aggregate principal amount of Money
     Market Loans for which the above offers may be accepted
     shall not exceed $           .]**

-----------
* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

          (notes continued on following page)

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of February 9, 1990, as amended and restated as of October 31, 1994, among Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc., the Banks party thereto, yourselves, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                              Very truly yours,

                              [NAME OF BANK]


Dated:--------------         By:---------------------------
                                 Authorized Officer



--------------

*** Not less than one month or not less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether
"PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest
1/10,000th of 1%).

                                                    EXHIBIT D

               ASSIGNMENT AND ASSUMPTION AGREEMENT

          AGREEMENT dated as of            , 19    among
[ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), OVERSEAS SHIPHOLDING GROUP, INC. (the "Company") and CITIBANK, N.A., as Administrative Agent (the "Administrative Agent").

                    W I T N E S S E T H

          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of February 9, 1990, as amended and restated as of October 31, 1994, as amended (the "Credit Agreement") among the Assignor and the other Banks party thereto, as Banks, Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc., as borrowers, Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent;

          WHEREAS, as provided under the Credit Agreement, the
Assignor has a Commitment to make Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed
$             ;

          WHEREAS, Loans made to the Borrowers by the Assignor
under the Credit Agreement in the aggregate principal amount of
$            are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of [a portion of]* its Commitment thereunder
in an amount equal to $            (the "Assigned Amount"),
together with [a corresponding portion of] its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the [corresponding] obligations from the Assignor on such terms;
-----------
     *Bracketed language should be deleted if this Assignment and Assumption Agreement is executed and delivered pursuant to
Section 2.17(c) or 8.05 of the Credit Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS. All capitalized terms not
otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement [to the extent of the Assigned Amount], and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement [to the extent of the Assigned Amount], including the purchase from the Assignor of [the corresponding portion of] the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement [to the extent such obligations have been assumed by the Assignee]. The assignment provided for herein shall be without recourse to the Assignor.*

          SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal
funds an amount equal to $            .**  It is understood that
commitment and facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and

---------------
     *Bracketed language should be deleted if this Assignment and Assumption Agreement is executed and delivered pursuant to
Section 2.17(c) or 8.05 of the Credit Agreement.
    **Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the
Assignor to the Assignee.   It may be preferable in an
appropriate case to specify these amounts generically or by formula rather than as a fixed sum.
including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. CONSENT OF THE COMPANY AND ACKNOWLEDGEMENT OF THE ADMINISTRATIVE AGENT. This Agreement is conditioned upon the consent of [the Company and the acknowledgement of the Administrative Agent pursuant to Section 10.05(c)] [the Company [and the Required Banks] and the acknowledgement of the Administrative Agent pursuant to Section [2.17(c)] [8.05]] of the Credit Agreement. The execution of this Agreement by the Company [, the Required Banks] and the Administrative Agent is evidence of this consent and acknowledgement. Pursuant to Section [2.17(c)] [8.05] [10.05(d)] the Company agrees to execute and deliver, and to cause each other Borrower to execute and deliver, a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein, and (if such a Note is delivered to the Assignee) the Assignor agrees to return its Note to the Borrowers (i) for cancellation, if the Assignor assigns all of its rights and obligations under the Agreement to the Assignee or (ii) in exchange for a new Note, reflecting the unassigned amount, if the Assignor does not assign all of its rights and obligations under the Agreement.]

          SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of
the Credit Agreement or any Note.   The Assignee acknowledges
that it has, independently and without reliance on the Assignor or either Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

          SECTION 6.  GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                             [ASSIGNOR]

                             By--------------------------
                               Title:
                               [Address]
                               Telex Number:
                               Attention:

                             [ASSIGNEE]

                             By--------------------------
                               Title:
                               [Address]
                               Telex Number:
                               Attention:

                             OVERSEAS SHIPHOLDING GROUP, INC.

                             By--------------------------
                               Title:

                             [REQUIRED BANKS]*
Acknowledged by:

CITIBANK, N.A.,
  as Administrative Agent

By-----------------------
  Title:

------------
      *The consent of the Required Banks is only required in the case of an assignment to any bank other than a Bank pursuant to
Section 2.17(c) or 8.05.

                                                  EXHIBIT E


      [NORTH AMERICAN SHIP AGENCIES, INC. LETTERHEAD]


                              [Amendment Effective Date]


OSG International, Inc.
c/o Overseas Shipholding Group, Inc.
511 Fifth Avenue
New York, New York  10019

Morgan Guaranty Trust Company of New York,
  as Documentation Agent
60 Wall Street
New York, New York  10260

Citibank, N.A.,
  as Administrative Agent
320 Park Avenue
New York, New York 10043

Re: Amended and Restated Credit Agreement dated as of February 9, 1990, as amended and restated as of October 31, 1994, among Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc., and OSG International, Inc., the Banks party thereto, Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent


Gentlemen:

          This letter is to indicate our acceptance of our appointment as agent for OSG International, Inc. ("OIN"), as borrower, for service of all process brought against OIN in the State of New York at 1114 Avenue of the Americas, New York, New York 10036 pursuant to the above-referenced Credit Agreement (the "Credit Agreement").

          Further, it is our understanding that our appointment is irrevocable and will remain in effect so long as any Bank has any Commitment under the Credit Agreement or any amount payable under the Credit Agreement or any Note issued under the Credit Agreement remains unpaid or until the appointment of, and acceptance by, a successor agent.

          We agree to give OIN a copy of any such process so served pursuant to such appointment by hand delivery and registered air mail.

          All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit
Agreement.


                              Very truly yours,

                              NORTH AMERICAN SHIP AGENCIES, INC.


                              By-------------------------------
                                Name:
                                Title:

                                                  EXHIBIT F


                    ADMINISTRATIVE QUESTIONNAIRE


1)  NAME OF LENDING ENTITY

    FOR SIGNATURE PAGE

2)  DOMESTIC LENDING OFFICE

    Names and Titles:                ------------------------------

                                     ------------------------------

    Addresses:                       ------------------------------

                                     ------------------------------

                                     ------------------------------

     Telephone(s):                   ------------------------------

     Facsimile:                      ------------------------------

     Telex:                          ------------------------------

     Answer Back:                    ------------------------------


3)   EURODOLLAR LENDING OFFICE

     Names and Titles:               ------------------------------

                                     ------------------------------

     Addresses:                      ------------------------------

                                     ------------------------------

                                     ------------------------------

     Telephone(s):                   ------------------------------

     Facsimile:                      ------------------------------

     Telex:                          ------------------------------

     Answer Back:                    ------------------------------


4)   CONTACTS - CREDIT MATTERS

     Names and Titles:               ------------------------------

                                     ------------------------------

     Addresses:                      ------------------------------

                                     ------------------------------

                                     ------------------------------

     Telephone(s):                   ------------------------------

     Telex:                          ------------------------------

     Answer Back:                    ------------------------------

5)   CONTACTS - OPERATIONS/ADMINISTRATION

     Names and Titles:               ------------------------------

                                     ------------------------------

     Addresses:                      ------------------------------

                                     ------------------------------

                                     ------------------------------

     Telephone(s):                   ------------------------------

     Facsimile:                      ------------------------------

     Telex:                          ------------------------------

     Answer Back:                    ------------------------------


6)   CONTACTS-DISTRIBUTIONS OF EXECUTION COPIES

     Names and Titles:               ------------------------------

                                     ------------------------------

     Addresses:                      ------------------------------

                                     ------------------------------

                                     ------------------------------

     Telephone(s):                   ------------------------------

     Facsimile:                      ------------------------------

     Telex:                          ------------------------------

     Answer Back:                    ------------------------------

7)   CONTACTS-DISTRIBUTIONS OF CONFORMED COPIES

     Names and Titles:               ------------------------------

     Addresses:                      ------------------------------

                                     ------------------------------

                                     ------------------------------

     Telephone(s):                   ------------------------------

     Facsimile:                      ------------------------------

     Telex:                          ------------------------------

     Answer Back:                    ------------------------------


8)   PAYMENT INSTRUCTIONS (Specify type of lending office)

     Payment to:                     ------------------------------
     (Name of Bank)
                                     ------------------------------

     City, State:                    ------------------------------

     ABA Number:                     ------------------------------

     Account Number:                 ------------------------------

     Account Name:                   ------------------------------

     Reference:                      ------------------------------